UNITED STATES

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Washington, D.C. 20549

SCHEDULE 14A

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PIEDMONT NATURAL GAS COMPANY, INC.

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Notice of 2014 Annual Meeting of Shareholders

March 6, 2014

8:30 a.m. Eastern Standard Time

Piedmont Natural Gas Company, Inc., Corporate Headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210

Items of Business

1)	Election of Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., Ms. Minor M. Shaw and Mr. Michael C. Tarwater to Class I of the Board of Directors, each for a term of three years.
2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.
3)	Advisory vote to approve named executive officer compensation.
4)	Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds.
5)	Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds.
6)	Approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the Board of Directors.

Who Can Vote

You may vote if you owned shares of the Company’s common stock at the close of business on January 2, 2014.

Proxy Voting

Your vote is important.

If you own your shares directly as a registered shareholder or through the Company’s 401(k) Plan, please vote in one of these ways:

Online at www.proxyvote.com.
By mail, if you received or request a paper proxy card, by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.
By telephone, if you received or request a paper proxy card, by calling the telephone number on the proxy card.
In person, by submitting a ballot at the Annual Meeting of Shareholders.

If you own your shares indirectly through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank or broker. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 6, 2014:

The Company’s Notice of 2014 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2013 Annual Report on Form 10-K are available at https://materials.proxyvote.com/720186.

January 17, 2014	By order of the Board of Directors,

Jane R. Lewis-Raymond
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer

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THOMAS E. SKAINS

Chairman of the Board, President and Chief Executive Officer

January 17, 2014

Dear fellow shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Piedmont Natural Gas Company, Inc. (“Piedmont” or the “Company”) to be held beginning at 8:30 a.m. Eastern Standard Time on March 6, 2014 at the Company’s corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. We will review our 2013 financial performance and business operations and respond to any questions you may have. We will also consider the items of business described in the Notice of 2014 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its directors and management and its governance.

Our compensation program is aligned with what matters to shareholders – performance.

You invest in Piedmont because of the value and return we provide you. Our executive officers are compensated in a way that rewards them based on performance, both absolute and relative to our peers, that creates value for shareholders. In fiscal 2013, we surpassed our fiscal 2013 earnings per share and other short-term performance goals, but fell short of our three-year earnings per share growth and total shareholder return goals. As a result, our executive officers earned only part of their total fiscal 2013 incentive compensation opportunity. The Summary Information that follows provides highlights of our performance and fiscal 2013 compensation and refers you to the appropriate sections of this Proxy Statement for more detail.

We are proud of our governance achievements.

Good governance leads to good decisions and good results. From our Director Resignation Policy to our Board and executive management stock ownership requirements, we are committed to governing the Company in the best interests of our shareholders. The Summary Information provides highlights of our governance practices and tells you where to go for more information.

Our values of integrity, respect, stewardship, excellence and health underlie all our decisions.

Our values are not just words–they are the basis of every decision we make. These values allow us to deliver the right results in the right way, and for the long-term best interests of the Company and its shareholders.

Every vote is important.

Voting at the Annual Meeting is an important shareholder right. We encourage you to read the proposals for the matters to be considered at the meeting and the recommendations of the Board of Directors, and cast your vote. Every vote is important. Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by telephone, by Internet or by mail. The “Commonly Asked Questions” section of the Proxy Statement contains instructions for submitting your proxy. If you are unable to attend the Annual Meeting, you may listen live over the Internet on our website at www.piedmontng.com.

Thank you for your investment.

On behalf of the Board of Directors, management and employees of Piedmont, thank you for your continued support and ownership of our Company.

Sincerely,

Thomas E. Skains
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SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before you vote. The page references in this summary will guide you to more complete information. Information regarding our fiscal year 2013 performance can be found in our 2013 Annual Report on Form 10-K.

Your Vote Matters!

It is very important that you cast your vote and play a part in the future of Piedmont. Under rules of the New York Stock Exchange, if you hold your shares through a broker, bank or other nominee, they cannot vote on your behalf on Proposals 1, 3, 4, 5 or 6 at this year’s meeting, because they are considered “non-discretionary” matters. Thus, it is important that you cast your vote on these and all items listed below to make sure your voice is heard.

Our 2014 Annual Meeting of Shareholders is on March 6, 2014 at 8:30 a.m. Eastern Standard Time at our corporate headquarters at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210.

Items of Business that Require Your Vote

		For more information	Board recommendation
Proposal 1	Election of Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., Ms. Minor M. Shaw and Mr. Michael C. Tarwater to Class I of the Board of Directors, each for a term of three years.	Page 14	FOR each nominee
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	Page 34	FOR
Proposal 3	Advisory vote to approve named executive officer compensation.	Page 35	FOR
Proposal 4	Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds.	Page 57	FOR
Proposal 5	Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds.	Page 58	FOR
Proposal 6	Approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the Board of Directors.	Page 59	FOR

Cast Your Vote Right Away

Voting is easy. Here is how:

Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 5, 2014 (11:59 p.m. Eastern Standard Time, March 3, 2014, for 401(k) Plan participants).

If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 5, 2014 (March 3, 2014 for 401(k) Plan participants).

If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the card. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 5, 2014 (11:59 p.m. Eastern Standard Time, March 3, 2014, for 401(k) Plan participants).

Submit a ballot in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.
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If you own shares through a bank, broker or other nominee, they may provide other instructions for voting. If you own shares in different accounts or in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials (or paper proxy card or voting instruction form if you requested one), which will contain different voting instructions for each type of ownership. Please vote all your shares. See the “Commonly Asked Questions” section beginning on page 10 for more details about voting.

2013 Business Highlights

The Compensation Committee believes the strong connection between our compensation practices and the financial and operating success of the Company helped produce another year of solid performance and achievement for the Company as demonstrated by the following fiscal year 2013 highlights:

•	We generated operating income of $156.4 million, net income of $134.4 million and basic earnings per share of $1.80, an increase of 15.3%, 12.2% and 7.7%, respectively, from fiscal year 2012.

•	We generated a total shareholder return (stock price appreciation and dividends) of 29.4% for the three-year period ended October 31, 2013.

•	Our Board of Directors approved a 3.3% increase in the annualized dividend, the 35th consecutive year of annual dividend increases for our Company.

We also demonstrated success in other areas of the Company:

•	We increased residential and commercial customer additions by 7.5% over last year;

•	We completed the Sutton power generation pipeline delivery project as part of a record $631 million utility capital expansion program;

•	We increased investments in our SouthStar Energy Services LLC and Pine Needle LNG Company, LLC joint ventures and made a new joint venture investment in Constitution Pipeline Company, LLC, an interstate natural gas transmission pipeline project in the Northeast United States;

•	We achieved stretch performance on our Company Mission, Values and Performance (“MVP”) safety objective; and

•	We achieved stretch performance on our MVP health and wellness objective.

The Company MVP Plan is a balanced scorecard designed to address the interests of our shareholders, customers, employees and communities.

Please refer to our 2013 Annual Report on Form 10-K for more information.

2013 Executive Compensation Highlights

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives under the program and the business strategies and financial and operating success of the Company.

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

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Strategic Directives	Incentive Compensation Components
Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	Total shareholder return (“TSR”), return on equity (“ROE”)* and earnings per share (“EPS”) growth are the metrics used to measure performance under the Long-Term Incentive Plan (“LTIP”).
Preserve Financial Strength and Flexibility	Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure on the Short Term Incentive Plan (“STIP”).

TSR, ROE and EPS growth are the metrics used to measure LTIP performance.
Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture	Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.
All Strategic Directives	Achievement of named executive officer (“NEO”)-specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

*	Beginning with LTIP awards granted in December 2012

Based on their performance under the Company’s incentive plans, for the 2013 fiscal year the named executive officers earned:

•	Base salary;

•	Mission, Values, Performance Plan awards at 144% of the target level (near the stretch 150% payout level), based on near–stretch results for 2013 EPS and non-financial performance measures;

•	Short-Term Incentive Plan awards equal to 144% of the target level (near the stretch 150% payout level), based on near–stretch results for 2013 EPS; and

•	No payout under the Long-Term Incentive Plan awards for the three-fiscal-year period that ended October 31, 2013, based on below-threshold results for EPS growth and relative total shareholder return.

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2013 for Chairman, President and Chief Executive Officer Thomas E. Skains and the other named executive officers, in each case expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP.

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The table below summarizes the total direct compensation Mr. Skains realized in 2013. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table on page 50, which includes some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in the future. The realized compensation table is intended to show the value Mr. Skains actually realized from equity awards as well as his other current realized compensation.

MR. SKAINS FISCAL YEAR 2013 REALIZED COMPENSATION

		Equity Awards
Base Salary	MVP/ STIP	LTIP	Restricted Stock	Other	Total
$842,519	$805,620	$0	$0	$42,339	$1,690,478

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table on page 50, though the base salary amount is lower than the current annual base salary rate shown in the Summary Compensation Table because the current base salary became effective in January 2013, after the beginning of the Company’s 2013 fiscal year in November 2012. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the Company’s Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement. See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 35 for more information.

In fiscal 2013, the Compensation Committee made three changes to the LTIP design that already included TSR and EPS growth as performance metrics. These changes are effective beginning with the LTIP awards granted in December 2012.

•	The first change added ROE as a performance measure. Where TSR provides a relative performance measure and EPS growth provides an absolute performance measure, ROE is a performance measure that focuses on operational efficiency and quality return on investment. The Compensation Committee believes that this change strengthens the connection between LTIP performance measures and the Company’s long-term strategic plan.

•	Second, the Compensation Committee established a payout opportunity range from 50% – 150% for the ROE measure and changed the payout opportunity range from 80% – 120% to 50% – 150% for the TSR and EPS growth measures. This change increases payout opportunity at stretch performance, but also decreases payout opportunity when performance is below target.

•	Third, the Compensation Committee changed the EPS compound annual growth rate threshold opportunity from 3.2% to 3.0% and the stretch opportunity from 4.8% to 5% to better align these measures with our long-term strategic plan. The Compensation Committee believes that these changes enhance the Company’s pay for performance compensation program and align with best practices of long-term incentive plan design within the Company’s peer group.

Please refer to “Compensation Discussion and Analysis” beginning on page 35 for more information.

2013 Governance Highlights

Director Independence. All members of the Board, other than Mr. Skains, Piedmont’s Chairman of the Board, President and Chief Executive Officer, are independent as are all members of the Audit, Compensation and Directors and Corporate Governance Committees. See “Director Independence and Related Person Transactions” beginning on page 22.

Director Engagement. All of our directors are fully engaged in governing the Company. In fiscal 2013, 10 of our 12 directors attended 100% of the meetings of the Board and of each committee on which they served, and the remaining two attended all Board meetings and all but one committee meeting. See “Attendance at Annual Shareholders Meeting and Board and Committee Meetings” on page 27. Board and committee meetings regularly include continuing education on the natural gas distribution industry, the Company and the issues and opportunities facing it. Directors are regularly informed about and encouraged to attend external continuing education programs.

Independent Lead Director. The Board believes in the value of an active independent lead director. Piedmont’s Independent Lead Director is Malcolm E. Everett III, who provides the Company with many years of leadership experience gained from his senior leadership roles in the banking industry as well as at not-for-profit and civic organizations. As the Company’s Independent Lead Director, Mr. Everett’s responsibilities include chairing executive sessions of the Board, consulting with the Chairman of the Board and the committee chairs on the annual calendar and agendas for all meetings of the Board and its committees, as well as on matters of corporate governance, and consulting with the President and Chief Executive Officer on business issues. The Independent Lead Director also has the right to convene the Board at any time and has access to any information he deems necessary to fulfill the roles and responsibilities of the position. See “Board Leadership Structure and Independent Lead Director” on page 23 for more information about the importance of the Independent Lead Director’s role.

Director, Committee and Board Evaluations. In 2013 the Board enhanced its self-evaluation process. In addition to its long-standing Board and committee self-assessments, the Board instituted a process whereby the Chairman of the Board meets with each director to obtain feedback about the Board’s processes, functioning and interactions and about the performance of the individual directors. The feedback is then shared with the Independent Lead Director, the Chair of the Directors and Corporate Governance Committee and each committee chairperson as appropriate.

Director Resignation Policy. Directors are required to tender their resignation upon receipt of more “Withhold” votes than “For” votes in an uncontested election and upon any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board. In both cases, the Board would determine whether to accept the resignation or take some other appropriate action in the best interests of the Company and its shareholders. See “Resignation Policy” on page 29 for more information.

Board Diversity. The Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives. Piedmont is proud to have been named as having one of the most diverse boards of North Carolina’s largest corporations by the Director Diversity Initiative at the University of North Carolina School of Law in 2012 (the last time the study was conducted). See the “Nomination of Directors” section beginning on page 14 for information about the diversity policy and the “Board of Directors” section beginning on page 15 to see how Piedmont’s Board reflects diversity of geography, profession, gender, ethnicity and experience.

Director and Management Stock Ownership Requirements. In order to align director and management interests with those of Piedmont shareholders, all members of the Board and all leadership-level employees

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are required to own specified amounts of Piedmont common stock. Board members are required to own Piedmont common stock with a market value of at least ten times their annual cash retainer (see “Director Stock Ownership Guidelines” on page 28). All Board members serving in fiscal 2013 exceed this level. Additionally, every Board member chose to invest all amounts earned by him or her as fees, retainers and grants in fiscal year 2013 in Piedmont common stock (see “Director Compensation” on page 27). All employees at the level of director and above are required to own, within a specified time period, Piedmont common stock at levels ranging from one times base salary for director-level employees to five times base salary for the CEO. All covered employees are in compliance.

Shareholder Engagement Program. Over the last several years we have had conversations with our largest shareholders in order to discuss our compensation and governance practices and receive their feedback. In 2013, we formalized the process and began outreach outside of proxy season to our largest institutional shareholders, representing almost 30% of Piedmont’s outstanding shares. We intend to continue this program each year. This engagement program provides shareholders who have a large investment in Piedmont with a direct method to learn more about our compensation and governance practices and for us to better understand what we are doing well and what we can do better. This informed dialogue leads to better corporate governance with a goal to protect and enhance value for all shareholders. Of course, we do not selectively disclose any material, non-public information to shareholders in our engagement program.

Enterprise Risk Management. Piedmont has a robust enterprise risk management program with the purpose of maintaining a high level of awareness and control over operational, financial, environmental, compliance, reputational, strategic and other risks that could adversely affect achievement of the Company’s business objectives. Through the program, risks across the Company are identified, the likelihood of any risk and its potential impact is assessed and strategies to manage risks are developed and monitored. The program also encompasses crisis management and business continuity planning. See “Board Role in Risk Oversight” on page 26 for more information about the program and the Board’s oversight role.

Annual Election of Directors and Reduced Supermajority Voting Thresholds (pending approval of Proposals 4, 5 and 6 in this Proxy Statement). This year we are proposing to our shareholders an amendment to the Company’s Restated Articles of Incorporation that eliminates the classified structure of the Board, as well as amendments to the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws to reduce supermajority voting requirements for changing the classified structure of the Board, calling a special meeting of shareholders and other actions. We believe these changes reflect the desire of our shareholders to vote for all directors on an annual basis and to make it easier for shareholders with significant share ownership to effect change. We last proposed declassification in 2009 and reduction in supermajority voting requirements in 2012, but in each case the proposal did not receive the number of shareholder votes required to effect the amendment. See “Proposal 4 - Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds” on page 57, “Proposal 5 - Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds” on page 58 and “Proposal 6 - Approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the Board of Directors” on page 59 for more information.

Robust Ethics and Compliance Programs. We believe that we cannot deliver the right results in the right way without making our values the basis of every decision that we make. Because our values form the basis of our Code of Ethics and Business Conduct, we continuously refresh and update the Code and train our employees throughout the year on a rotating series of compliance and ethics topics. In addition, in 2013 the Chief Compliance Officer and the Company’s director of compliance conducted live training on the Code attended by nearly every employee of the Company, as well as the Board of Directors.

Director Nominees

The following table provides summary information for each director nominee. Each nominee that is elected will serve a three-year term expiring at the 2017 Annual Meeting of Shareholders and until his or her successor is elected. See the “Corporate Governance Information” section beginning on page 14 for more information about the Board of Directors and the director nominees.

Name	Age	Director Since	Experience and Qualifications	Independent	Attendance at Fiscal 2013 Board and Committee Meetings(1)
Mr. Malcolm E. Everett III	67	2002	• Senior management experience	Yes	100%
			• Public company experience
			• Financial expertise
			• Institutional knowledge of the Company
			• Community leader
Mr. Frank B. Holding, Jr.	52	2003	• Senior management experience	Yes	100%
			• Public company experience
			• Financial expertise
			• Institutional knowledge of the Company
			• Community leader
Ms. Minor M. Shaw	66	2004	• Senior management experience	Yes	93%(2)
			• Investment expertise
			• Real estate expertise
			• Financial expertise
			• Community leader
Mr. Michael C. Tarwater	60	2013	• Senior management experience	Yes	NA(3)
			• Strategic planning expertise
			• Government relations expertise
			• Community leader

(1)	Percentage attendance at meetings of the Board and meetings of the Board committees on which they served in fiscal year 2013.

(2)	Ms. Shaw attended all Board meetings and all but one Board committee meetings.

(3)	Mr. Tarwater did not serve as a director in fiscal 2013.

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PROXY STATEMENT
for 2014 Annual Meeting of Shareholders

This Proxy Statement, accompanied by the Notice of 2014 Annual Meeting of Shareholders, the form of proxy card and the 2013 Annual Report on Form 10-K, which includes audited financial statements and financial statement schedules, is first being made available to shareholders on or about January 17, 2014.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

Holders of record of shares of the Company’s common stock (“Common Stock”) at the close of business on January 2, 2014, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of Common Stock owned by that shareholder on the record date.

If your shares are registered directly in your name with the Company’s stock transfer agent, Wells Fargo Bank Shareowner Services, you are considered, with respect to those shares, the shareholder of record (“registered shareholder”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in “street name” (“beneficial owners”). You may also own shares through the Company’s 401(k) Plan Piedmont Stock Fund. The Notice of Internet Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) has been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

What will be voted on?

•	Proposal 1: Election of Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., Ms. Minor M. Shaw and Mr. Michael C. Tarwater to Class I of the Board of Directors, each for a term of three years.

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

•	Proposal 3: Advisory vote to approve named executive officer compensation.

•	Proposal 4: Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds.

•	Proposal 5: Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds.

•	Proposal 6: Approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the Board of Directors.

Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who is soliciting my vote?

The Company’s Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our 2013 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the internet and how you may submit your vote on the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

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What should I do if I received more than one Notice of Internet Availability of Proxy Materials (or paper proxy card and voting instruction form, if you requested one)?

There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a registered shareholder and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please vote in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own. Please vote all of your shares.

How do I vote?

If you are a registered shareholder or own your shares through the Company’s 401(k) Plan, you can vote using any one of the following methods:

•	Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 5, 2014 (11:59 p.m. Eastern Standard Time, March 3, 2014, for 401(k) Plan participants).

•	By mail: If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 5, 2014 (March 3, 2014 for 401(k) Plan participants).

•	By telephone: If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the proxy card. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 5, 2014 (11:59 p.m. Eastern Standard Time, March 3, 2014, for 401(k) Plan participants).

•	In person at the Annual Meeting: Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you own your shares through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank, broker or nominee, which may include the following:

•	Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or voting instruction form if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 5, 2014.

•	By mail: If you received or request a voting instruction form, mark, sign and date the voting instruction form and promptly return it in the prepaid envelope so that it is received by March 5, 2014.

•	By telephone: If you received or request a voting instruction form, call the telephone number and follow the instructions shown on the voting instruction form, using the Control Number shown on the voting instruction form. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 5, 2014.

•	In person at the Annual Meeting: Obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date and present it to the inspectors of election with your ballot.

When you vote online or by telephone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under “What if I submit my proxy but don’t provide voting instructions?”

You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can vote for, against or abstain from voting for Proposals 2, 3, 4, 5 and 6.

What happens if I do not vote?

If you are a registered shareholder or hold your shares through the Company’s 401(k) Plan, then your shares will not be voted or counted towards a quorum if you do not submit a vote (whether online, by telephone or by mail) or do not vote in person at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee (called “street name”) and do not provide voting instructions by voting online, by telephone or by submitting a paper voting instruction form, then the nominee will not be able to vote your shares on your behalf for Proposals 1, 3, 4, 5 or 6, which are considered “non-discretionary,” and may choose not to vote your shares for Proposal 2, for which it has discretion to vote in accordance with its best judgment under the rules of the New York Stock Exchange.

How many votes are needed to adopt the proposals?

For Proposal 1 (the election of directors), the four nominees for Class I receiving the highest number of affirmative votes cast will be elected. Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) requires the affirmative vote of a majority of the votes cast on that proposal. The result of the vote on Proposal 3 (advisory vote to approve named executive officer compensation) is non-binding and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions. Proposal 4 (amendment of Restated Articles of Incorporation to reduce supermajority voting thresholds), Proposal 5 (amendment of Amended and Restated Bylaws to reduce supermajority voting thresholds) and Proposal 6 (amendment of Restated Articles of Incorporation eliminating classified structure of Board of Directors) each require the affirmative vote

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of at least 80% of the Company’s outstanding shares entitled to vote. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company’s Amended and Restated Bylaws, its Restated Articles of Incorporation, the laws of the State of North Carolina or other applicable laws or regulations. Abstentions will not be counted as votes cast with respect to any of the Company’s proposals. Broker non-votes (when beneficial owners do not provide specific voting instructions and either nominees have no discretionary power to vote or choose not to vote the uninstructed shares on a matter over which they have discretionary power to vote) will not be counted as votes cast.

How do I vote shares held in the Company’s 401(k) Plan?

Under the Company’s 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see “How do I vote?” above for further information on these voting methods.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 so that it is received prior to the close of business on March 5, 2014 (March 3, 2014 for 401(k) Plan participants).

Can I change my vote?

You can change your vote by:

•	Submitting a later dated vote by using the online or telephone voting procedure described above under “How do I vote?” prior to 11:59 p.m. Eastern Standard Time, March 5, 2014 (March 3, 2014 for 401(k) Plan participants);

•	Marking, signing, dating and returning a new proxy card with a later date to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or a new voting instruction form with a later date to the address noted on that form, so that it is received prior to the close of business on March 5, 2014 (March 3, 2014 for 401(k) Plan participants); or

•	Attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in “How do I vote?” above and deliver it to the Corporate Secretary at the Annual Meeting.

What if I submit my proxy but don’t provide voting instructions?

Registered shareholders – If you are a registered shareholder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 through 6.

401(k) Plan shares – If you hold your shares through the Company’s 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will be voted in accordance with directions given to the plan trustee by the Company’s Benefit Plan Committee, or if no such directions are given, your shares will be voted by the plan trustee in the same proportion as the 401(k) Plan shares that were properly voted.

Beneficial owners – If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered “discretionary” under the applicable rules, but may not vote your shares on Proposals 1, 3, 4, 5 and 6 if you do not provide voting instructions for those proposals.

All shareholders of record – Should other matters properly come before the Annual Meeting that are “discretionary”, or should matters for which proper notice was not given pursuant to the Company’s Amended and Restated Bylaws be permitted to come before the Annual Meeting, the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

How many shares must be present to conduct the Annual Meeting?

As of the record date, 77,785,399 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purposes of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy card or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

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Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly authorized proxies, can attend the Annual Meeting.

Who pays the costs of proxy solicitation?

We have hired Alliance Advisors, LLC to assist us with the distribution of our proxy materials and to solicit proxies. Alliance Advisors, LLC’s fee for these services is $7,000, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to beneficial owners.

Can multiple shareholders sharing my address receive just one copy of the Notice of Internet Availability of Proxy Materials or other proxy materials in paper format?

The Company has adopted a process for mailing the Notice of Internet Availability of Proxy Materials (and other proxy materials for those shareholders that previously requested them) called “householding.” Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable), unless we receive instructions to the contrary from any shareholder at that address.

If you are a registered shareholder who shares the same address as another registered shareholder, you can agree to householding by:

•	Indicating that you consent to householding on your proxy card, if you received one; or

•	Writing to or calling our transfer agent, Wells Fargo Bank Shareowner Services, 110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100 or 1-877-724-6451.

Householding reduces the Company’s printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2015 annual meeting of shareholders?

Under our Amended and Restated Bylaws, shareholders must follow certain procedures in order to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. Under these procedures, nominations for director or an item of business to be introduced at the 2015 annual meeting of shareholders:

•	Must be submitted in writing by registered or certified mail to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210; and

•	Must be received no earlier than October 7, 2014 (which is 150 days before the anniversary of the date of this year’s Annual Meeting) and no later than November 6, 2014 (which is 120 days before the anniversary of the date of this year’s Annual Meeting).

Notice of intent to nominate a director must include the information specified in the “Advance Notice of Director Nominations and Other Business” section of the Amended and Restated Bylaws, which includes the nominee’s occupation(s), certain information about the nominee’s background, other board memberships and evidence of willingness to serve.

The chairman of the 2015 annual meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

In addition to the procedures described in the previous paragraph, in order for a shareholder proposal to be considered for inclusion in next year’s proxy statement and proxy card, it must be provided in the manner set forth in Rule 14a-8 of the SEC no later than September 19, 2014.

How can I contact a member of the Board of Directors?

Any shareholder or interested party can contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or by sending a written communication to the Corporate Secretary at that address.

Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

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Proposal 1	ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each nominee.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be fewer than nine. The number of directors is currently fixed at 13. The Restated Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Restated Articles of Incorporation provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

The Board of Directors has nominated Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., and Ms. Minor M. Shaw, whose terms expire at the 2014 Annual Meeting, to stand for re-election as Class I directors. The Board has also nominated Mr. Michael C. Tarwater to stand for election as a Class I director. Mr. Tarwater, who was recommended by the members of the Directors and Corporate Governance Committee (all non-management directors), was appointed as a director effective November 1, 2013 and his term expires at the 2014 Annual Meeting. The Board has determined that each of these directors is an independent member of the Board. (Information about director independence is set forth below in “Corporate Governance Information — Director Independence and Related Person Transactions.”) The terms of the Class I directors elected at the Annual Meeting will expire in 2017. (Information as to the four nominees for re-election as Class I directors is set forth below in “Corporate Governance Information — Board of Directors.”)

The Board does not know of any nominee who will be unable or unwilling to serve, but in such event the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action for a lesser number of directors.

CORPORATE GOVERNANCE INFORMATION

All non-management directors are independent	Two Audit Committee financial experts

Fully independent Audit, Compensation and Directors and Corporate Governance Committees	Executive sessions of independent directors at each Board meeting

Diversity of gender, race, experience and perspective	100% director attendance at 2013 annual shareholder meeting

No related person transactions	100% attendance by all 12 directors at all fiscal 2013 Board meetings

Independent Lead Director	100% attendance by 10 directors at all respective Committee meetings and at least 93% attendance by remaining two directors

No Compensation Committee interlocks	All incumbent directors exceed stock ownership requirements

Risk management oversight by the Board and each of its Committees	No late Section 16 filings

Nomination of Directors

The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board’s current strengths and needs by reviewing its profile, its director qualification standards described below and the Company’s current and future needs. From this assessment, candidates are screened against the Board’s director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director, the Chief Executive Officer and other Board members. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. In fiscal year 2013, the Company did not pay any compensation or other consideration to third parties in connection with identifying or evaluating potential nominees for consideration for election as a member of the Board.

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Qualifications

Factors considered in identifying candidates for Board membership include:

•	Extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions.

•	Possession of the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company.

•	Possession of the commitment, sense of urgency and spirit of cooperation that will enable the director to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion.

•	Exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders.

•	Awareness of both the business and social environment within which the Company operates.

•	Independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities.

•	No association with organizations that have competitive lines of business or other conflicts of interest with the Company.

The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

Diversity

In addition to the factors outlined above, the Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives and viewpoints. Thus the Company’s Corporate Governance Guidelines require the Board to consider diversity of thought, experience, talent, background and perspective, including that which exists with respect to gender, race and national origin, in evaluating candidates for Board membership. The Board’s Directors and Corporate Governance Committee reviews diversity each quarter to ensure that the present Board and committee composition best provides these benefits. The Board and the Directors and Corporate Governance Committee believe that this diversity policy has been effective and Piedmont is proud to have been named as having one of the most diverse boards of North Carolina’s largest corporations by the Director Diversity Initiative at the University of North Carolina School of Law in 2012 (the last time the study was conducted). The Board and the Directors and Corporate Governance Committee will continue to encourage Board diversity under the policy.

Shareholder Recommendations

The Directors and Corporate Governance Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors. These procedures are described in “Commonly Asked Questions — When are shareholder proposals due for the 2015 annual meeting of shareholders?” above.

Board of Directors

Certain biographical information about the current members of the Board is set out below. Also described below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that the current members of the Board, including nominees for election to the Board at the Annual Meeting, are qualified to serve as Board members. See “Nomination of Directors” below for more information about the factors considered in identifying candidates for Board membership and for the Company’s policy with respect to Board diversity.

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Nominees for Class I Directors to Serve Until 2017

Mr. Malcolm E. Everett III

Independent

Director since: 2002

Age: 67

Mr. Everett served as Senior Executive Vice President, Director of Corporate and Community Affairs of Wachovia Corporation, a financial services company, from September 2001 until his retirement in 2004. Mr. Everett began his banking career with the Trust Company of Georgia (now SunTrust) in 1969. He joined First Union National Bank of North Carolina in 1978 and worked in a wide variety of roles at all levels of the company. Mr. Everett also taught at the Southwestern Graduate School of Banking in Dallas, Texas, and The National Graduate Trust School in Evanston, Illinois. Mr. Everett served as Interim President of the United Way of Central Carolinas from September 2008 to June 2009. He holds a bachelor’s degree in economics from the University of Georgia and is a graduate of the North Carolina Bank Management School. He has been Independent Lead Director of the Company since 2003. Mr. Everett serves on the boards of several not-for-profit entities. These include Carolinas HealthCare System, the largest healthcare system in the Carolinas and one of the largest not-for-profit healthcare systems in the nation (since 1996; currently Vice Chairman and serves on its Executive, Compensation, Finance, Nominating and Governance, Quality and Investments Committees), and YMCA of Greater Charlotte (since 1995; currently Vice Chairman and serves on its Compensation and Executive Committees).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Everett brings to the Board strong leadership skills demonstrated by his many years of experience as a senior executive in the banking industry, and his leadership roles in numerous civic and not-for-profit organizations.

•	Expertise. In his more than 35 years of experience in the financial services industry, Mr. Everett developed extensive knowledge of banking, investments and wealth management. Mr. Everett is able to use this expertise to assist the Board in overseeing the financial management of the Company.

•	Unique Perspective. His significant service on numerous charitable and other not-for-profit organizations as well as his status as a community leader in Charlotte, Mecklenburg County and throughout the state of North Carolina bring valuable experience, connections and insight to the Board.

Mr. Frank B. Holding, Jr.

Independent

Director since: 2003

Age: 52

Mr. Holding has served as Chairman of First Citizens BancShares, Inc., a banking and investment services company, since February 2009, and Chief Executive Officer since January 2008. From 1994 to February 2009, he served as President of First Citizens BancShares, Inc. Mr. Holding has held a variety of other senior management positions at First Citizens BancShares, Inc. since joining that company in 1983. Mr. Holding holds a bachelor’s degree in business administration from the University of North Carolina at Chapel Hill and an MBA from the Wharton School of the University of Pennsylvania. Mr. Holding has been a director of First Citizens BancShares, Inc. since 1993 (and currently chairs its Executive Committee). He is also a trustee of Blue Cross Blue Shield of North Carolina (since 2002; chair of Personnel and Compensation Committee) and a director of Mt. Olive Pickle Company (since 2006; serves on its Finance Committee). Mr. Holding was a director of Heritage Bancshares, Inc. from 2002 to 2013 and also served as the Chairman of the North Carolina Chamber of Commerce. Mr. Holding is a member of the Board of Trustees of Wake Forest University.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. By virtue of his senior-level executive positions in a publicly-traded company in the banking industry, Mr. Holding possesses strong strategic planning, business development and managerial skills, as well as financial literacy and human resources experience.

•	Expertise. Mr. Holding’s banking background also brings in-depth knowledge of the financial services industry and significant financial expertise that assist the Board in overseeing the financial management of the Company. His experience with banking and public company regulations allows him to provide valuable insight and advice to the Company on regulatory matters. He also brings to the Board valuable knowledge of the natural gas industry gained during his years of service as a director of the North Carolina Natural Gas Corporation, which was purchased by Piedmont and merged into the Company in 2003.

•	Unique Perspective. His service on compensation committees brings insight and experience to his role as chair of the Company’s Compensation Committee. His leadership in numerous North Carolina organizations, especially in the eastern region of the state, provides the Board with insight into the dynamics of an important region in the Company’s business.
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Ms. Minor M. Shaw

Independent

Director since: 2004

Age: 66

Ms. Shaw is President of Micco, LLC, a private investment company located in Greenville, South Carolina. Ms. Shaw previously served as President of Micco Corporation, also a private investment company located in Greenville, South Carolina, from 1998 to 2011. She was previously with Mickel Investment Group (President, 1998 to 2008), a family investment corporation. Ms. Shaw currently serves as the Chair of the Duke Endowment (director since 1999) and as a trustee of Blue Cross Blue Shield of South Carolina (since 2008; chairs its Compensation Committee and also serves on the Audit Committee). She also serves on the Board of Trustees and Investment Committees of the Belle Baruch Foundation (since 2004), the Hollingsworth Funds (since 2004) and the Daniel-Mickel Foundation (since 1995). Ms. Shaw also serves as a trustee of the Columbia Funds (since 2011; serves on the Governance and Investment Committees) and previously served as a trustee of the Columbia Nations Funds (2003-2011; chaired its Governance Committee and served on its Investment Committee). She also served as a trustee of the Bank of America Global Capital Management Funds (2010-2011; chaired its Governance Committee). Ms. Shaw attended Randolph-Macon Woman’s College and received her bachelor of arts degree from the University of North Carolina at Chapel Hill.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Ms. Shaw has proven leadership experience in senior management roles of various investment companies for over 14 years. She brings to the Board her experience gained from leadership roles on numerous civic, for-profit, charitable and not-for-profit governing bodies, including serving as Chair of The Duke Endowment and as a member of the board of directors of the National Association of Corporate Directors, Carolinas Chapter.

•	Expertise. With more than 25 years of experience in the investment and real estate industries, Ms. Shaw has a deep understanding of investment management, real estate analysis and development and the South Carolina markets. This experience is valuable to the Company as it seeks to identify and develop new markets to serve new customers or expand its service to existing customers. This experience also enables her to provide guidance on the Company’s finance matters. She was named in 2012 to the South Carolina Business Hall of Fame in recognition of her business achievements.

•	Unique Perspective. Ms. Shaw is a prominent civic leader in the upstate South Carolina region, and brings to the Board her extensive experience serving in leadership positions with numerous civic, educational and philanthropic organizations, including serving as Chair of the Greenville-Spartanburg Airport Commission. Her community involvement has resulted in numerous state and local awards and honors, including the South Carolina Order of the Palmetto.

Mr. Michael C. Tarwater

Independent

Director since: 2013

Age: 60

Mr. Tarwater is the Chief Executive Officer of Carolinas HealthCare System, a not-for-profit, self-supporting healthcare organization. Carolinas HealthCare is the largest healthcare system in the Carolinas and one of the largest not-for-profit healthcare systems in the nation. Prior to his appointment to this position in 2002, Mr. Tarwater served as Executive Vice President and Chief Operating Officer of Carolinas HealthCare System since 1989. Mr. Tarwater received his master of science degree in hospital and health administration from the University of Alabama and his bachelor of science degree in business administration from the University of West Florida. Mr. Tarwater is Chairman of the Charlotte Chamber of Commerce Board of Directors (director since 2011). He serves on the boards of several other professional, community and not-for-profit organizations, including the American Hospital Association (since 2011) and Queens University of Charlotte (since 2011, Executive Committee since 2012).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Tarwater has held leadership positions for more than 30 years, including over 20 years in leadership of one of the largest not-for-profit healthcare systems in the country. Mr. Tarwater’s proven leadership skills bring to the Board the experience and judgment necessary to effectively govern a large organization.

•	Expertise. Mr. Tarwater possesses strong strategic planning, business development and managerial skills. He also brings valuable expertise in government relations and healthcare benefits. In addition, his experience on the boards of numerous professional, community and not-for-profit organizations enable him to provide relevant and practical assistance on governance matters.

•	Unique Perspective. Mr. Tarwater has been a leader in Charlotte for decades. His knowledge of the decision-makers in and dynamics of Charlotte and North Carolina in general is an important contribution to Piedmont’s Board.
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Class III Directors Continuing in Office Until 2016

Dr. Frankie T. Jones, Sr.

Independent

Director since: 2007

Age 66

Dr. Jones has served as President and Chief Executive Officer of Phoenix One Enterprises, Inc., a management consulting firm, since January 2010. From January 1997 until December 2009, Dr. Jones was President and Chief Operating Officer of B&C Associates, Inc., an international public relations, research, marketing and crisis management services firm headquartered in High Point, North Carolina. Dr. Jones holds a bachelor’s degree, two master’s degrees and a doctorate. His studies were completed at North Carolina A&T University, Wayne State University, Duke University, Shaw University and Virginia University of Lynchburg. He completed postdoctoral graduate work at the Oxford Graduate School, concentrating in philosophy and transformational leadership. Dr. Jones is a retired United States Air Force senior officer with 20 years of service. Dr. Jones was awarded the National NAACP “Roy Wilkins Meritorious Service Award” in 1990.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Dr. Jones has proven leadership experience, not only in his roles in senior executive positions at both B&C Associates, Inc. and Phoenix One Enterprises, Inc., but also in his ability to counsel members of management at top companies across a broad range of industries on effective leadership.

•	Expertise. In addition to his proven leadership ability and management skills, Dr. Jones also has vast experience working in marketing, communications strategies, business development, crisis management and corporate social responsibility.

•	Unique Perspective. Dr. Jones’ merit to Piedmont is demonstrated by his years of service as a senior officer in the United States Air Force, his desire to continue his education in philosophy and leadership and his receipt of the National NAACP Roy Wilkins Meritorious Service Award, which is given to U.S. military members who distinguish themselves by contributing to military equal opportunity policies and programs.

Ms. Vicki McElreath

Independent

Director since: 2006

Age 64

Ms. McElreath served as the Managing Partner of PricewaterhouseCoopers LLP (PwC) in the Carolinas from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath is a Certified Public Accountant (inactive) and holds a bachelor’s degree in business administration from Georgia State University with a major in accounting. She has been a director of RBC Bank (Georgia), a subsidiary of The Royal Bank of Canada, since March 2012, and serves as Chair of its Audit and Risk Committees. She previously served as a director of RBC Bank, a former subsidiary of The Royal Bank of Canada, where she chaired its Audit Committee and served on its Trust and Compliance Committees.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Ms. McElreath brings to the Piedmont Board her wealth of leadership and operational experience as a partner at PwC for 16 years and Managing Partner in the Carolinas for seven years, and as a director of regulated for-profit entities in North Carolina and Georgia.

•	Expertise. While a Certified Public Accountant and auditor with a major international accounting firm for more than 25 years, Ms. McElreath gained experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations and evaluating the financial results and financial reporting processes of large public companies such as Piedmont. This experience makes Ms. McElreath well qualified to chair Piedmont’s Audit Committee, on which she serves as one of the Committee’s two designated Audit Committee Financial Experts.

•	Unique Perspective. Ms. McElreath’s service on the boards of various private entities and not-for-profit organizations in Georgia provides local perspective to the Company’s business venture in the Georgia market.
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Mr. Thomas E. Skains

Director since: 2002

Age: 57

Mr. Skains has served as Chairman of the Board since December 2003, as Chief Executive Officer since February 2003 and as President since February 2002. Previously, he served as Chief Operating Officer of Piedmont from February 2002 to February 2003. From 1995 to 2002, he served as Senior Vice President—Marketing and Supply Services and directed Piedmont’s commercial natural gas activities. Before joining Piedmont, Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation. He joined Transco in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President—Transportation and Customer Services in 1989. He holds a bachelor’s degree in business administration from Sam Houston State University and a J.D. degree from the University of Houston Law School. Mr. Skains currently serves as a director of BB&T Corporation (since 2009; chairs its Risk Management Committee and serves on its Executive Committee, and previously chaired its Nominating and Corporate Governance Committee) and its subsidiary Branch Banking and Trust Company (since 2013; chairs its Risk Management Committee and serves on its Executive Committee). Mr. Skains serves as the Vice Chair of the Charlotte Chamber of Commerce Board of Directors (director since 2013). He also currently serves on the boards of several industry and community organizations, including the American Gas Association (serving as Chairman in 2009), the Southern Gas Association (serving as Chairman in 2006), the American Gas Foundation (a not-for-profit energy research group) and the Gas Technology Institute (a not-for-profit research, development and training organization).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As Chairman, President and Chief Executive Officer of the Company for the past ten years, Mr. Skains has developed strong executive leadership and strategic management skills. Mr. Skains has been actively involved throughout his career in leadership positions with a number of industry and community-based organizations, further providing him with a valuable perspective on the complexities, challenges and opportunities facing the natural gas industry and of the communities the Company serves.

•	Expertise. Mr. Skains brings to the Board extensive knowledge of all aspects of the Company’s business and the natural gas industry gained from his 18-year tenure at Piedmont and over 33 years of experience in the industry.

•	Unique Perspective. Mr. Skains is able to use his legal training and experience as a corporate energy attorney to provide insight on legal and regulatory compliance matters and contribute to corporate governance matters.

Mr. Phillip D. Wright

Independent

Director since: 2012

Age 58

From January 2011 until his retirement in April 2012, Mr. Wright served as Senior Vice President of Corporate Development for the Williams Companies, one of the largest energy infrastructure providers in North America. He served as President of Williams’ Gas Pipeline business from January 2005 to January 2011, Chief Operating Officer of Williams Pipeline Partners L.P. from January 2008 to January 2011 and Senior Vice President and Chief Restructuring Officer of Williams from September 2002 to January 2005. Mr. Wright earned his bachelor’s degree in civil engineering from Oklahoma State University in 1977. Mr. Wright has been a director of Aegion Inc., a global infrastructure protection and rehabilitation company, since 2011 where he serves on its Strategic Planning, Finance and Compensation Committees. Mr. Wright served as chairman of the Interstate Natural Gas Association of America in 2008 and has served on the boards of the Association of Oil Pipelines and Southern Gas Association.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Wright has held senior leadership positions for over 25 years and as a result brings to the Board well-honed strategic management, operational and interpersonal skills. His experience leading international concerns as well as master limited partnerships provides the Board with a valuable perspective on organizational structures.

•	Expertise. Mr. Wright has been involved in the natural gas, petroleum and petrochemical industry for 36 years. He brings to the Board invaluable experience and expertise in the strategic, operating and financial aspects of a wide range of natural gas operations, both regulated and unregulated, such as interstate pipelines, exploration and production, natural gas gathering and processing, natural gas liquids transportation, storage and fractionation, energy commodity and derivatives trading. His engineering expertise is especially valuable to the Company as it continues its significant pipeline system integrity and expansion work.

•	Unique Perspective. As an engineer, Mr. Wright provides the Board with insight into and understanding of the technical aspects of Piedmont’s business.
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Class II Directors Continuing in Office Until 2015

Dr. E. James Burton

Independent

Director since: 2006

Age: 67

Dr. Burton served as the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University (MTSU) in Murfreesboro, Tennessee from 1999 until 2013 and has served as Professor of Accounting at MTSU since 1990. Prior to his appointment as Dean, he served as Associate Dean for External Relations at MTSU from 1993 to 1997. Dr. Burton holds a bachelor’s degree in economics from MacMurray College, an MBA in management from Murray State University and a Ph.D. in accounting from the University of Illinois. He is a Certified Public Accountant (now inactive) and a Certified Fraud Examiner (now inactive). Dr. Burton currently serves on the boards of several not-for-profit entities. He has written numerous articles for academic, professional and trade journals and has authored or co-authored several books in the areas of planning, accounting and finance. Dr. Burton has also actively participated in the formation of several businesses over the course of his career.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Dr. Burton brings to the Board his extensive general and financial management and leadership experience gained as the dean of a major business school for 14 years. Dr. Burton completed the Management and Leadership in Higher Education program at Harvard University in 2001.

•	Expertise. As a Certified Public Accountant (inactive) for more than 25 years and as a Certified Fraud Examiner (inactive) for more than 15 years, Dr. Burton developed strong accounting and financial management skills important to the oversight of the Company’s financial reporting and enterprise risk management program. This expertise enables him to qualify as one of the Audit Committee’s two designated Audit Committee Financial Experts. Dr. Burton completed the certification program in Corporate Governance at the Anderson School of Management at the University of California, Los Angeles, in 2010.

•	Unique Perspective. Dr. Burton’s involvement in business development and his service on the boards of several not-for-profit entities in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company’s business and its philanthropic and charitable activities in the community.

Mr. John W. Harris

Independent

Director since: 1997

Age: 66

Mr. Harris has served as President and Chief Executive Officer of Lincoln Harris, LLC (formerly The Harris Group), a real estate services firm based in Charlotte, North Carolina, since January 1999, and prior to 1999 served as its President. Prior to that, Mr. Harris was President of The Bissell Companies, Inc., a commercial real estate and investment management company, from 1970 to 1992. Mr. Harris received his bachelor of arts degree from the University of North Carolina at Chapel Hill and completed a program in real estate and urban development at American University. Mr. Harris is also a director of Dominion Resources, Inc., an electric and gas utility company, chairing its Finance and Risk Oversight Committee and also serving on its Compensation, Governance and Nominating Committee. He previously served as a director of Mapeley Limited, a commercial real estate management and outsourcing company located in the United Kingdom, and several large domestic public companies.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Harris brings to the Board strong business leadership and management skills gained through his current and past service as Chief Executive Officer and equivalent positions.

•	Expertise. Mr. Harris has extensive experience with complex real estate development and investment management activities. With his background in the real estate industry, Mr. Harris is able to provide the Board with insight on issues crucial to the Company’s business, including zoning laws and regulations, real estate development patterns and the dynamics of energy use by consumers, both residential and commercial. In addition, as a current director of Dominion Resources, Inc., he brings to the Board valuable knowledge of the broader energy industry, markets and regulatory developments.

•	Unique Perspective. Mr. Harris has a long history of civic service, including as Mayoral Appointee on the Airport Advisory Committee, as past Chairman of the Charlotte Regional Partnership, University of North Carolina-Chapel Hill Board of Trustees, NCAA Final Four Charlotte Organizing Committee, Charlotte Chamber of Commerce and Charlotte Sports Commission, as past director of the Charlotte-Mecklenburg Hospital Authority and as a former member of the North Carolina Department of Transportation. His involvement in the development of the Charlotte region provides the Board with valuable insights and connections.
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Mr. Aubrey B. Harwell, Jr.

Independent

Director since: 2002

Age: 71

Mr. Harwell has served as Managing Partner and Chief Executive Officer of Neal & Harwell, PLC, a law firm located in Nashville, Tennessee, since co-founding the firm in 1971. He has been the Chairholder of the Jennings A. Jones Chair of Excellence in Free Enterprise in the College of Business at Middle Tennessee State University since 2002. Mr. Harwell has also taught at the Vanderbilt University School of Law and Belmont University. He holds a bachelor’s degree and a J.D. degree from Vanderbilt University. He has authored or co-authored several legal publications and is a frequent speaker at seminars and symposiums throughout the United States. He also serves on the boards of Ingram Industries, a distributor of physical and digital books and other content and the largest inland barge company in the United States, and FCA Venture Capital Partners I-V, private venture capital funds.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. In his more than 40 years of experience serving as managing partner of a law firm, Mr. Harwell has developed significant strategic planning, business development and operations management skills.

•	Expertise. Mr. Harwell’s experience in crisis management and as a commercial litigator, including representing large private and Fortune 500 companies, provides him with a deep understanding of business litigation and risk assessment and management, and he is a recognized expert on corporate governance matters. His service on for-profit boards gives him exposure to and practical experience with issues facing for-profit companies. Mr. Harwell’s legal training and experience is also valuable to the Company because it operates in a highly regulated industry.

•	Unique Perspective. Mr. Harwell’s involvement on the boards of numerous not-for-profit entities, both national (he is on the board of the Boy Scouts of America and serves as National Treasurer) and especially in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company’s business and its philanthropic and charitable activities in the community.

Dr. David E. Shi

Independent

Director since: 2003

Age: 62

Dr. Shi is President Emeritus of Furman University in Greenville, South Carolina, having served as its President from 1994 until June 2010. He joined the Furman administration in 1993 as Vice President for Academic Affairs and Dean of the Faculty. Prior to that, Dr. Shi taught for 17 years at Davidson College, where he was History Department Chairman and the Frontis W. Johnston Professor of History. Dr. Shi is currently a Trustee of Brevard College in Brevard, North Carolina and a director of Trusted Farms, a not-for-profit organization founded to help small farms in South Carolina become more sustainable. During 2011 and 2012, Dr. Shi was a Fellow at the Winter Park Institute in Winter Park, Florida, and from January to May 2011 he was a Senior Fellow at the National Humanities Center in Research Triangle Park, North Carolina. He previously served on the board of Second Nature, a Boston based non-profit organization that promotes energy efficiency within the higher education sector. Dr. Shi holds a bachelor’s degree in political science from Furman University and master’s and Ph.D. degrees in history from the University of Virginia. A noted historian, Dr. Shi is the author and co-author of numerous books on American history and culture, and he has twice been nominated for the Pulitzer Prize. He is also a frequent guest columnist for various regional and national newspapers.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As the president of a major educational institution for 16 years, Dr. Shi gained significant general management and leadership skills. Dr. Shi has been widely recognized for his leadership abilities as a college president. In 2006, he chaired the board of directors for the National Association of Independent Colleges and Universities. In 2003, he received a Presidential Leadership Award from the Andrew W. Mellon Foundation, and in 1998, he was honored as a recipient of a Presidential Leadership Grant from the John S. and James L. Knight Foundation in recognition of dynamic and creative leadership at liberal arts colleges.

•	Expertise. In addition to his leadership and management experience, Dr. Shi brings to the Board his expertise in the areas of energy conservation and sustainability, which is important to Piedmont’s business as an energy services company and its philanthropic and charitable activities in the community.

•	Unique Perspective. Dr. Shi is also a prominent civic leader in the upstate South Carolina region, which provides the Board with insights into one of the Company’s significant geographic regions. For example, in 2004 Dr. Shi was named Business Leader of the Year in Greenville, South Carolina. In addition, in 2010 the Trustees of Furman University named the David E. Shi Center for Sustainability in his honor.

Ms. Muriel W. Sheubrooks, a director of the Company since 1993, will be retiring at the 2014 Annual Meeting. We are grateful to Ms. Sheubrooks for her 21 years of service to the Company and for her dedication, insight, loyalty and leadership.

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Director Independence and Related Person Transactions

Independence

After consideration of all relevant facts and circumstances and the criteria described below, the Board determined that all persons who served as non-management directors in fiscal year 2013 and all nominees for director at the Annual Meeting are independent: E. James Burton, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks, David E. Shi, Michael C. Tarwater and Phillip D. Wright.

The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company’s annual proxy statement (typically in December), or at such time as a director joins the Board if other than at an annual shareholders meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange, the applicable rules of the SEC, including an affirmative determination that the director has no material relationships with the Company, and Categorical Standards of Director Independence adopted by the Board, which are set forth in the Corporate Governance Guidelines in the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com.

As part of the Board’s independence determination with respect to Mr. Harris, the Board considered Mr. Harris’s position as President and Chief Executive Officer of Lincoln Harris, LLC, which is the property manager and agent for the owner of the building where the Company leases its corporate headquarters space. The owner of the building is not affiliated with the Company, Lincoln Harris, LLC or Mr. Harris. In addition, the Company has no control over the owner’s choice of property manager and is bound by its lease obligations to the owner regardless of who serves as property manager. The Company makes its lease payments to the owner and does not make any payments to the property manager. The Board also considered the representation of the Company by Lincoln Harris, LLC in negotiating additional space in its corporate headquarters, for which Lincoln Harris, LLC received a commission from the building’s owner and not from the Company. The Board concluded that Mr. Harris did not have a material interest in the transactions and that they did not cause Mr. Harris to have a material relationship with the Company.

Related Person Transactions

The Company’s policy for the review and approval of related person transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee is charged with reviewing and, if in the best interests of the Company, approving all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company’s Common Stock or any immediate family member of the foregoing, has or will have a material interest. “Related person transactions” include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the SEC, as in effect from time to time. Each director and executive officer is required to promptly bring to the attention of the Directors and Corporate Governance Committee any related person transactions involving the director or executive officer, to the extent practicable prior to entering into the transaction, so that the Committee can determine whether to approve the transaction. The Directors and Corporate Governance Committee is responsible for reviewing all potential related person transactions annually and as they are brought to the attention of the Committee. The Directors and Corporate Governance Committee reviews each related person transaction and determines if it is in the best interests of the Company based on its consideration of all relevant factors, including but not limited to:

•	The related person’s relationship to the Company and interest in the transaction;

•	The material facts relating to the transaction, including the nature and size of the transaction;

•	The benefits to the Company of the transaction;

•	Whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties, and if so, whether the transaction is on terms that are comparable to the terms available from unrelated third parties, including the speed, quality and certainty of performance of such third parties;

•	Whether the transaction would influence the director’s or officer’s ability to act in the best interests of the Company, its customers or its shareholders;

•	Whether the transaction would result or may appear to result in improper benefits for the director, officer or a family member; and

•	In the case of directors, whether the transaction would impair the independence of the director.

The Directors and Corporate Governance Committee approves potential related person transactions only if the transaction is in the best interests of the Company. If a potential related person transaction involving an independent director implicates any of the Company’s independence standards, the transaction, if approved by the Directors and Corporate Governance Committee, must also be reviewed by the full Board of Directors. A director involved in the potential related person transaction may not participate in the review or approval of such transaction.

The Company has in place the following additional processes for identifying and reviewing potential related person transactions:

•	The Company’s Code of Ethics and Business Standards requires directors and employees, including all executive officers, to avoid conflicts of interest and requires them to disclose transactions that are potential conflicts of interest to the Chief Compliance and Community
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Affairs Officer or to the employee’s supervisor. Any such transactions involving directors and executive officers that are potential related person transactions are reviewed by, and subject to the approval of, the Directors and Corporate Governance Committee based on the standards set forth above. Any noncompliance with the Company’s conflict of interest standard is reported by the Chief Compliance and Community Affairs Officer to the Audit Committee.

•	The Code of Ethics and Business Standards also requires the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or any person performing similar functions) to report any material relationship or transaction that reasonably could be expected to give rise to a conflict of interest to the Audit Committee Chair as soon as the officer is aware of any such relationship or transaction, and to consult the Audit Committee Chair if the officer is unsure whether or not the relationship or transaction implicates a conflict of interest.

•	To identify potential related person transactions, the Company requires each of its directors and executive officers to complete annually, and update as necessary, a comprehensive questionnaire in which they are required to disclose any such transactions with the Company in which the director, executive officer or any of their immediate family members have an interest. Any transactions disclosed in their answers to these questionnaires are reviewed by the Directors and Corporate Governance Committee based on the standards set forth above.

Based on the information presented to it, the Directors and Corporate Governance Committee determined that no related person transactions occurred or were proposed since the beginning of fiscal year 2013. Among other transactions, it considered:

•	Thomas E. Skains’ position as a director of BB&T Corporation and of its subsidiary Branch Banking and Trust Company, and the relationship those companies and their subsidiaries have with the Company. BB&T Capital Markets was a co-manager for the Company in connection with the Company’s 2013 public offering of equity securities and its 2013 public offering of debt securities. Branch Banking and Trust Company is a lender under the Company’s amended and restated senior revolving credit agreement and provides merchant banking services to the Company. Mr. Skains defers to the Company’s Chief Financial Officer and the Treasurer in the selection of financing and banking relationships.

•	John W. Harris’ position as President and Chief Executive Officer of Lincoln Harris, LLC, which is the property manager and agent for the owner of the building where the Company leases its corporate headquarters space, and which represented the Company in its negotiations for additional space in its corporate headquarters. For more information about this relationship, see “Independence” above.

Board Leadership Structure and Independent Lead Director

The Board is currently led by the Company’s Chairman and Chief Executive Officer (“CEO”) and an Independent Lead Director. On March 6, 2013, the Board re-elected Thomas E. Skains, the Company’s CEO, as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Company’s Amended and Restated Bylaws.

The Board has no set policy on whether it should be led by a Chairman who is also the CEO, but rather considers periodically whether combining the role of Chairman and CEO continues to be appropriate and in the best interests of the shareholders. At this time, the Board is committed to the combined role given the specific circumstances of the Company, the unique and changing environment facing natural gas distribution companies, the highly regulated industry in which the Company operates and the current CEO’s deep knowledge of the energy industry and Company strategy. Specifically, the Board believes that Mr. Skains, with 33 years of experience in the natural gas industry, is in the best position to lead most effectively in the role of Chairman of the Board. In addition, given the complexity of our business, the Board believes that having a Chairman who also serves as the CEO allows timely communication with the Board on Company strategy and critical business issues, better facilitates bringing key strategic and business issues and risks to the Board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for decisions and initiatives. The Board will continue to assess whether this leadership structure is appropriate and will adjust as necessary.

Given the combined role of Chairman and CEO, the Board strongly believes that it is in the best interest of the Company and its shareholders to have a strong independent lead director (“Independent Lead Director”). The Independent Lead Director has specific responsibilities, which are set forth in the Company’s Corporate Governance Guidelines, including the right to convene the Board at any time. The Independent Lead Director also chairs all executive sessions of the Board of Directors meetings and all Board meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director has access to any information he/she deems necessary to fulfill the roles and responsibilities of the position. He/she also consults with the CEO on business issues and on the annual calendar and agendas for all meetings of the Board and its committees. Additionally, the Independent Lead Director consults with the CEO on matters of corporate governance and maintains close contact with the chairpersons of each standing Board committee. On March 6, 2013, the Board re-appointed Malcolm E. Everett III as Independent Lead Director.

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Executive Sessions of Board of Directors Meetings

Executive sessions of the Board that are attended only by non-management directors are held at each Board meeting, including each Board meeting during the 2013 fiscal year, and at such other times as may be requested by any director. If any non-management director is deemed to not be independent, an executive session of all independent directors is also held at least once per year.

Committees of the Board

The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com and is available in hardcopy to any shareholder who requests it. As discussed above under “Director Independence and Related Person Transactions,” the Board has determined that each member of each committee is independent. In addition, an Ad Hoc Budget Committee of the Board meets once a year to review and discuss with management the proposed budget for next fiscal year. The members of the Ad Hoc Budget Committee are the Independent Lead Director and the chairs of each standing Board committee.

Audit Committee
Met five times in fiscal year 2013

Members	Committee Responsibilities

Vicki McElreath (Chair) E. James Burton Frank B. Holding, Jr. Minor M. Shaw Muriel W. Sheubrooks	•	Serves as an independent and objective body to monitor,
assess and assist with Board oversight of the integrity of
the Company’s financial statements, the Company’s
compliance with legal and regulatory requirements, the
qualifications and independence of the Company’s
independent registered public accounting firm and the
The Board has determined that:		performance of the Company’s internal audit function.
• Each member of the Audit Committee is financially literate as defined	•	Oversees the audit and other services of the Company’s
by the listing standards of the New York Stock Exchange.		independent registered public accounting firm and is
• Each member of the Audit Committee is independent as such term is		directly responsible for the appointment, compensation,
defined under Rule 10A-3 of the Securities Exchange Act of 1934, as		retention and oversight of the Company’s independent
amended.		registered public accounting firm.
•	Dr. Burton and Ms. McElreath each qualifies as an “audit committee financial expert” as defined by regulations adopted by the SEC. Dr.
Burton is the former Dean of the Jennings A. Jones College of
Business at Middle Tennessee State University. He has a Ph.D. in
Accountancy, has more than 25 years’ experience as a Certified
Public Accountant (now inactive) and more than 15 years’ experience as a Certified Fraud Examiner (now inactive). Ms. McElreath had more than 25 years of experience as a Certified Public Accountant and auditor with PricewaterhouseCoopers until her retirement in 2006, at
which time she was the Managing Partner for the Carolinas.	•	Provides an open avenue of communication among the Company’s independent registered public accounting firm, accountants, financial and senior management, internal auditing department and the Board.

Benefits Committee

Met three times in fiscal year 2013

Members	Committee Responsibilities

Muriel W. Sheubrooks (Chair) Frankie T. Jones, Sr. Vicki McElreath David E. Shi Michael C. Tarwater (from November 2013) Phillip D. Wright (until November 2013)	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.
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Compensation Committee
Met three times in fiscal year 2013

Members	Committee Responsibilities

Frank B. Holding, Jr. (Chair)	•	Oversees compensation policies and programs.
Malcolm E. Everett III	•	Approves the salaries and other compensation of officers.
Aubrey B. Harwell, Jr. Minor M. Shaw Phillip D. Wright (from November 2013)	•	Determines terms and provisions of all awards under the Company’s STIP and MVP plans and the LTIP and any other equity-based plan.
	•	Reviews executive development and management succession plans.
The Board has determined that each member of the Compensation Committee:	•	Reviews and approves performance goals for the CEO and his direct officer reports.
• Meets the independence requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended
• Meets the “non-employee director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
• Meets the compensation committee independence standards under the listing standards of the New York Stock Exchange.

Directors and Corporate Governance Committee

Met four times in fiscal year 2013

Members	Committee Responsibilities

Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris	•	Reviews and articulates the governance structure of the Board and the Company’s position and practices on significant issues of corporate and public responsibility.
David E. Shi	•	Determines the composition of Board committees.
Michael C. Tarwater (from November 2013)	•	Recommends to the Board nominees to fill vacancies on the Board as they occur.
	•	Recommends candidates for election as directors at annual meetings of shareholders.
	•	Oversees the administration and execution of the Company’s Enterprise Risk Management program.

Finance Committee Met four times in fiscal year 2013

Members	Committee Responsibilities

John W. Harris (Chair)	•	Reviews the financial condition of the Company.
E. James Burton Frankie T. Jones, Sr. Phillip D. Wright	•	Makes recommendations to the Board with respect to the Company’s capital budget and financing needs.

Compensation Committee Interlocks and Insider Participation

The following directors were members of the Company’s Compensation Committee in fiscal year 2013: Frank B. Holding, Jr., Malcolm E. Everett III, Aubrey B. Harwell, Jr. and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or the Board.

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Board Role in Risk Oversight

Enterprise Risk Management Program

The Company has an enterprise risk management program (“ERM program”) to identify risks across the Company, assess their likelihood and potential impact and develop and monitor strategies to manage them. The ERM program also encompasses crisis management and business continuity planning. The goal of the Company’s ERM program is to maintain a high level of awareness and control over operational, financial, environmental, compliance, reputational, strategic and other risks that could adversely affect achievement of the Company’s business objectives.

The ERM program is administered by the Company’s Risk Management Department under the leadership of the Company’s Chief Risk Officer (“CRO”). A critical component of the ERM program is the Company’s “risk management framework,” a set of best practices, procedures and systems for identifying, assessing and managing risks that includes a clear assignment of responsibilities for ongoing monitoring of risk mitigation controls and procedures. Although the CRO is responsible for maintaining and continually updating the Company’s risk management framework, the Company’s policy is that risk management should be integrated into all customary management processes. Management in each of the Company’s business units is responsible for implementing the policy by identifying all significant risks to which their functional and business areas may be exposed, developing risk tolerances, setting limits consistent with business objectives and implementing and monitoring controls and procedures to mitigate identified risks. A risk management advisory committee composed of high-level employees from a cross section of the Company’s business units and functions, the Company’s internal audit staff and the internal control over financial reporting staff also play important roles in identifying and assessing Piedmont’s risks or exposures.

Board and Committee Oversight of Risk

The Board of Directors as a whole is responsible for overseeing and reviewing with management the ERM program, including the actions taken to identify, assess and mitigate risks. The CRO or Chief Financial Officer makes a formal presentation each year to the full Board about the Risk Management Department’s annual enterprise wide risk assessment. During that presentation, the full Board has the opportunity to question management about the effectiveness of the ERM program, the elements of the risk management framework and specific risk mitigation strategies management has implemented. The CRO and other members of management also regularly update the Board on specific risks and mitigation strategies in the course of the Board’s review of the annual corporate capital and operating budgets, corporate strategy, new business opportunities and other matters coming before the Board and its committees. In addition, each Board committee is responsible for oversight of risks relevant to its area of responsibility, as described in the following chart.

Committee	Primary Area of Risk Oversight
Audit Committee	The Audit Committee oversees financial risks, including financial statement risks. The Audit Committee also oversees legal and compliance risks.
Benefits Committee	The Benefits Committee oversees risks relating to the operation and administration of all broad-based employee health and welfare and retirement benefit plans sponsored by the Company, including determining whether the named fiduciaries of those plans are acting prudently as to plan assets and plan administration.
Compensation Committee	The Compensation Committee oversees risks relating to the Company’s compensation practices (see “Executive Compensation — Compensation Discussion and Analysis — Compensation Risk Assessment” on page 49) and succession planning.
Directors and Corporate Governance Committee	The Directors and Corporate Governance Committee has oversight of the administration and execution of the ERM program. It oversees risks relating to corporate governance, director succession and issues of public responsibility affecting the Company.
Finance Committee	The Finance Committee oversees risks relating to the Company’s capital budgeting process, capital structure, corporate financings and insurance.
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Attendance at Annual Shareholders Meeting and Board
and Committee Meetings

The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. All directors attended the 2013 annual meeting of shareholders.

The following table details the attendance of each director at the meetings of the Board and at the meetings of the Board committees on which they served in fiscal year 2013.

Director(1)	Board Meetings Scheduled	Board Meetings Attended	Committee Meetings Scheduled	Committee Meetings Attended
E. James Burton	6	6	9	9
Malcolm E. Everett III	6	6	8	8
John W. Harris	6	6	9	8
Aubrey B. Harwell, Jr.	6	6	8	8
Frank B. Holding, Jr.	6	6	9	9
Frankie T. Jones, Sr.	6	6	7	7
Vicki McElreath	6	6	9	9
Minor M. Shaw	6	6	8	7
Muriel W. Sheubrooks	6	6	9	9
David E. Shi	6	6	7	7
Thomas E. Skains	6	6	–(2)	–(2)
Phillip D. Wright	6	6	7	7
(1)	Michael C. Tarwater became a director effective November 1, 2013.

(2)	Mr. Skains is not a member of any Board Committee, but attended all of the 20 scheduled committee meetings, recusing himself as appropriate.

Director Compensation

Non-management director compensation is approved by the full Board based on recommendations by Hay Group, Inc. (“Hay Group”), the Directors and Corporate Governance Committee’s consultant for director compensation. At the direction of the Directors and Corporate Governance Committee, Hay Group periodically analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see “Compensation Discussion and Analysis – Market Benchmarking” beginning on page 39 for information about the peer group). Total non-management director compensation is targeted at the median of peer group total director compensation.

During fiscal year 2013, directors earned the following amounts, which were unchanged from the prior fiscal year:

•	Annual cash retainer of $36,000

•	Board and committee meeting fees of $1,200 per meeting

•	Annual Committee Chair retainers—Audit ($8,000), Benefits ($4,000), Compensation ($7,500), Directors and Corporate Governance ($7,500) and Finance ($4,000)

•	Independent Lead Director retainer of $12,000

•	25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan (all directors made this election for fiscal year 2013)

•	Annual grant of $55,000, required to be invested in Common Stock

All amounts earned by directors as fees, retainers and grants in fiscal year 2013 were invested in Common Stock through cash contributions by the Company to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts.

New directors are also entitled to a grant of $15,500, payable upon election of the director to the Board, which is required to be invested in Common Stock.

Four of the Company’s directors who served in fiscal 2013 (Mr. Everett, Mr. Harris, Mr. Harwell and Ms. Sheubrooks) are eligible to receive retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, which applies to non-employee directors first elected to the Board on or before August 20, 2003. These retirement benefits will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company’s mandatory director retirement age) or has served on the Board at least ten continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director’s retirement and is paid for the life of the director. Should such a director die before receiving the benefit for ten years, the retirement benefit would be paid to the director’s designated beneficiaries for the remaining portion of the ten-year period. In the event of a Change in Control (as defined in the agreement), these directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

The Company matches charitable giving by each director up to a maximum of $2,500 per year.

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The following table shows compensation earned by the non-management directors for the fiscal year ended October 31, 2013.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
E. James Burton	$110,200	–	–	–	–	$14,400	$124,600
Malcolm E. Everett III	$119,800	–	–	–	–	$18,200	$138,000
John W. Harris	$111,800	–	–	–	–	$14,200	$126,000
Aubrey B. Harwell, Jr.	$115,300	–	–	–	–	$15,075	$130,375
Frank B. Holding, Jr.	$116,500	–	–	–	–	$15,375	$131,875
Frankie T. Jones, Sr.	$106,600	–	–	–	–	$14,900	$121,500
Vicki McElreath	$117,000	–	–	–	–	$15,500	$132,500
Minor M. Shaw	$107,800	–	–	–	–	$13,200	$121,000
Muriel W. Sheubrooks	$113,000	–	–	–	–	$16,824	$129,824
David E. Shi	$107,800	–	–	–	–	$14,700	$122,500
Phillip D. Wright	$107,800	–	–	–	–	$13,200	$121,000
(1)	Mr. Skains is not included in this table because, as CEO, he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Skains is shown in the Summary Compensation Table in “Executive Compensation — Executive Officer Compensation Disclosure Tables.”

(2)	This amount includes retainers and meeting fees. All directors elected to invest these amounts in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts. (The match is included in the “All Other Compensation” column.) This amount also includes the annual grant that was paid by the Company in the form of cash that is required to be invested in Common Stock through the directors’ Dividend Reinvestment and Stock Purchase Plan accounts.

(3)	Mr. Everett, Mr. Harris, Mr. Harwell and Ms. Sheubrooks are entitled to receive pension benefits under the Director Retirement Benefits Agreement. The actuarial present value of those accumulated benefits decreased from October 31, 2012 to October 31, 2013 as follows: Mr. Everett, ($31,447); Mr. Harris, ($33,622); Mr. Harwell, ($20,649); Ms. Sheubrooks, ($46,649).

(4)	This column includes charitable contributions by directors that were matched by the Company and a reimbursement for future tax liability on medical premiums for Ms. Sheubrooks of $2,324. This column also includes the 25% match described in footnote (2) to this table that was paid to directors in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts (which is invested in Common Stock), in the following amounts:

Dr. Burton	$13,800
Mr. Everett	$16,200
Mr. Harris	$14,200
Mr. Harwell	$15,075
Mr. Holding	$15,375
Dr. Jones	$12,900
Ms. McElreath	$15,500
Ms. Shaw	$13,200
Ms. Sheubrooks	$14,500
Dr. Shi	$13,200
Mr. Wright	$13,200

Director Stock Ownership Guidelines

The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least ten times their annual cash retainer within five years after their election as a director. All directors have exceeded this level as of December 18, 2013, as shown below, other than Mr. Tarwater, who became a director effective November 1, 2013. See “Security Ownership of Management and Certain Beneficial Owners” on page 33 for details about each director’s stock ownership as of December 18, 2013.

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DIRECTOR OWNERSHIP OF COMPANY STOCK

(1)	Based on closing price of Piedmont common stock on December 18, 2013. Fiscal 2013 annual cash retainer was $36,000.

(2)	Mr. Skains is required to own stock equal in value to five times his base salary.

(3)	Mr. Tarwater became a director effective November 1, 2013.

Service on Other Boards of Directors of Publicly Held Companies

The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain the approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously (including that of the Company). If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the CEO seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the CEO must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors. All directors are in compliance with this policy.

Resignation Policy

The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board. Changes that might necessitate an offer of resignation may include such events as retirement or a change in principal job responsibilities, permanent residence relocation to a community different than that at the time of election or other significant situation. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director’s continued Board membership under the circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether an offer of resignation should be accepted or rejected, the Board (excluding the subject director) votes to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

In addition, the Board has adopted a policy that requires a director to offer his or her resignation in the event he or she receives more “Withhold” votes than “For” votes in an uncontested election. Once tendered, the Directors and Corporate Governance Committee must make a recommendation to the Board as to whether to accept the tendered resignation or take another action, which may include:

•	Rejecting the tendered resignation and addressing the apparent underlying causes of the “Withhold” votes,

•	Deferring acceptance of the resignation if the underlying causes of the majority “Withhold” votes can be ascertained and the subject director can cure them within a specified period of time, or

•	Deferring acceptance of the resignation until the vacancy that would be created can be filled.
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The Board (excluding the subject director) will then decide on the appropriate course of action as soon as practicable, but in no event later than 120 days following the certification of the shareholder vote. The Directors and Corporate Governance Committee and the Board will base their decisions on the best interests of the Company and its shareholders, considering such relevant factors as:

•	The potential underlying causes of the “Withhold” votes,

•	The length of service, qualifications and special expertise or attributes of the tendering director,

•	The director’s contributions to the Company, and

•	Any non-compliance with stock exchange, securities or other applicable laws, rules, regulations or governing documents that may result from accepting the resignation.

The Company will publicly disclose the Board’s decision within 150 days after the results of the election are certified.

Corporate Governance Guidelines and Code of Ethics
and Business Conduct

Sound corporate governance practices are an important part of the Company’s foundation and tradition. The Company’s Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Code of Ethics and Business Conduct serves as the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) as described in Item 406(b) of Regulation S-K of the SEC. In satisfaction of the disclosure requirements of Item 5.05 of the SEC’s Current Report on Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provision of the Code of Ethics and Business Conduct applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) that relate to any element enumerated in Item 406(b), the Company will disclose the amendment or waiver on the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com within four business days after the amendment or waiver.

The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company’s website (www.piedmontng.com) in the “For Investors — Corporate Governance” section. Information contained on the Company’s website is not part of or incorporated by reference into this Proxy Statement.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee appointed independent registered public accounting firm for the fiscal year ended October 31, 2013, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2013, and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed under the applicable Public Company Accounting Oversight Board standards. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used.

The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company’s management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2013 be included in the Company’s 2013 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Minor M. Shaw
Muriel W. Sheubrooks

December 12, 2013

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EXECUTIVE OFFICERS

The executive officers of the Company and their business experience during the past five years are listed below. Executive officers are appointed to serve until the next annual meeting of the Board of Directors or until their successors are appointed.

Thomas E. Skains—Age 57. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

Victor M. Gaglio—Age 57. Senior Vice President and Chief Utility Operations Officer. Mr. Gaglio was appointed to this position in February 2012, when he joined the Company. Mr. Gaglio previously served as Senior Vice President of Operations for NiSource Gas Transmission and Storage from 2005, where he was responsible for Field Operations and Maintenance, Storage, Land Services, and Health, Safety and Environmental programs.

Jane R. Lewis-Raymond—Age 47. Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer. Ms. Lewis-Raymond was appointed to this position in August 2011. She had previously served as Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer since joining the Company in April 2006. Prior to joining the Company, Ms. Lewis-Raymond held varying positions of increasing responsibility at the American Gas Association over an 11-year period, most recently as Vice President of Regulatory Affairs.

Karl W. Newlin—Age 45. Senior Vice President and Chief Financial Officer. Mr. Newlin was appointed to this position in November 2011. Prior to this appointment, he served as Senior Vice President-Corporate Planning and Business Development since joining the Company in May 2010. Mr. Newlin previously served as Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, where he advised energy and utility companies in corporate financing and strategic business transactions.

Kevin M. O’Hara—Age 55. Senior Vice President and Chief Administrative Officer. Mr. O’Hara was appointed to this position in August 2011. Prior to this appointment, Mr. O’Hara was Senior Vice President-Corporate and Community Affairs since April 2006.

Franklin H. Yoho—Age 54. Senior Vice President and Chief Commercial Operations Officer. Mr. Yoho was appointed to this position in August 2011. Prior to this appointment, he served as Senior Vice President–Commercial Operations since March 2002.

David R. Carpenter—Age 58. Vice President-Planning and Regulatory Affairs. Mr. Carpenter was appointed to this position in August 2011. Prior to this appointment, he served as Managing Director of Regulatory Affairs since July 2006.

Keith P. Maust—Age 59. Vice President-Gas Supply and Pipeline Services. Mr. Maust was appointed to this position in September 2013. Prior to his appointment Mr. Maust was Managing Director of Gas Supply/Wholesale Marketing/Scheduling since 2006.

Bradly A. Merlie—Age 54. Vice President-Information Services. Mr. Merlie was appointed to this position in July 2010. Prior to his appointment, Mr. Merlie was Managing Director-Engineering and Operations Services from July 2008, Managing Director-Operations Systems from November 2007 and Director-LNG (liquefied natural gas) Services from July 2007. Before he joined Piedmont in July 2007, Mr. Merlie was with Williams International, based in Caracas, Venezuela, serving as the Regional Director of Operations since August 2006.

Rodney W. Myers—Age 47. Vice President-Engineering and Operations Services. Mr. Myers was appointed to this position in August 2011. Prior to this appointment, Mr. Myers served as Managing Director-Engineering and Operations Services from August 2010 to August 2011, Regional Executive from November 2009 to August 2010 and Managing Director of LNG storage projects from June 2008 to November 2009.

Robert O. Pritchard—Age 61. Vice President-Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006.

Jose M. Simon—Age 61. Vice President and Controller. Mr. Simon is a Certified Public Accountant and was appointed to this position in July 2006.

Kenneth T. Valentine—Age 56. Vice President-Business Development and Technology Services. Mr. Valentine was appointed to this position in November 2009. Prior to his appointment, Mr. Valentine was Managing Director-Planning and Project Management since July 2006.

Ranelle Q. Warfield—Age 57. Vice President-Customer Service. Ms. Warfield was appointed to this position in November 2009. Prior to this appointment, Ms. Warfield was Vice President-Sales and Marketing since August 2004.

William C. Williams—Age 49. Vice President-Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to his appointment, Mr. Williams was Managing Director-Transportation and Major Account Service since June 2006.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of December 18, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(4)
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	5,616,606	(1)	7.2%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	4,367,198	(2)	5.6%
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111	3,236,090	(3)	4.2%
(1)	Ownership as of December 31, 2012 based on the Schedule 13G/A filed on February 7, 2013 by BlackRock, Inc., as parent holding company or control person (“Holding Company”) in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) of various investment companies, which indicates sole investment discretion and sole voting authority for all shares.

(2)	Ownership as of December 31, 2012 based on the Schedule 13G/A filed on February 11, 2013 by The Vanguard Group, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act (“Investment Advisor”), which indicates beneficial ownership by it and its subsidiaries Vanguard Fiduciary Trust Company, investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., investment manager of Australian investment offerings, and which indicates sole investment discretion for 4,260,405 shares, sole voting authority for 119,393 shares and shared investment discretion for 106,793 shares.

(3)	Ownership as of December 31, 2012 based on the Schedule 13G filed on February 12, 2013 by State Street Corporation, as Holding Company of a bank as defined in Section 3(a)(6) of the Exchange Act and various Investment Advisors, which indicates shared investment discretion and shared voting authority for all shares.

(4)	Based on shares outstanding as of December 18, 2013.

The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 18, 2013 by each director, by each executive officer listed in the Summary Compensation Table in “Executive Compensation – Executive Officer Compensation Disclosure Tables” and by all directors and executive officers as a group. These amounts include amounts held under the Company’s 401(k) Plan, but do not include shares that vest (absent the exercise of the Board’s discretion) only upon death or satisfaction of performance or service conditions.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
E. James Burton	27,212	(2)		(14)
Malcolm E. Everett III	53,032	(3)		(14)
John W. Harris	52,410			(14)
Aubrey B. Harwell, Jr.	86,832	(4)		(14)
Frank B. Holding, Jr.	57,701			(14)
Frankie T. Jones, Sr.	18,576			(14)
Vicki McElreath	26,811	(2)		(14)
Minor M. Shaw	42,158	(5)		(14)
Muriel W. Sheubrooks	65,022	(6)		(14)
David E. Shi	39,108	(7)		(14)
Thomas E. Skains	202,533	(8)		(14)
Michael C. Tarwater	4,626	(9)		(14)
Phillip D. Wright	18,276	(10)		(14)
Victor M. Gaglio	2,233	(2)		(14)
Karl W. Newlin	13,170	(11)		(14)
Kevin M. O’Hara	62,335	(12)		(14)
Franklin H. Yoho	66,859	(13)		(14)
Directors and Executive Officers as a Group (27)	989,953	(14)	1.3%
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and investment power.

(2)	Beneficial owner shares voting and investment power for all shares with his or her spouse.

(3)	Includes 400 shares held by Mr. Everett’s spouse for which she has sole voting and investment power.

(4)	Includes 1,750 shares held by Mr. Harwell’s spouse for which she has sole voting and investment power and of which Mr. Harwell disclaims beneficial ownership, 750 shares held in an IRA and 16,094 shares held by a profit sharing plan for which Mr. Harwell has shared voting and investment power and of which he disclaims beneficial ownership.

(5)	Includes 2,000 shares held by Ms. Shaw’s spouse for which he has sole voting and investment power and of which Ms. Shaw disclaims beneficial ownership.

(6)	Includes 2,384 shares held in a SEP-IRA and 1,590 shares held by Ms. Sheubrooks’ spouse for which he has sole investment and voting power.

(7)	Includes 660 shares held in an IRA.

(8)	Includes 183,135 shares for which Mr. Skains has shared voting and investment power with his spouse and 2,880 shares held in his 401(k) Plan account.

(9)	Includes 4,000 shares for which Mr. Tarwater has shared voting and investment power with his spouse.

(10)	Includes 13,000 shares held by Mr. Wright’s spouse for which she has sole voting and investment power.

(11)	Includes 1,000 shares for which Mr. Newlin has shared voting and investment power with his spouse.

(12)	Includes 8,906 shares for which Mr. O’Hara has shared voting and investment power with his spouse and 2,555 shares held in his 401(k) Plan account.

(13)	Includes 54,040 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, and 2,559 shares held in his 401(k) Plan account.

(14)	Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 18, 2013.
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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, certain officers and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to the 2013 fiscal year, the Company believes that all Section 16(a) reports were filed on a timely basis.

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014. Deloitte & Touche LLP has served as the Company’s independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2013 and 2012, are:

Fees for Services	2013		2012
Audit Fees	$1,060,000		$1,005,000
Audit-Related Fees	$156,600	(a)	$–
Tax Fees	–		–
All Other Fees	–		–
TOTAL FEES	$1,216,600		$1,005,000
(a)	Consists of services related to the issuance by Deloitte & Touche LLP of comfort and bring down letters in relation to the Company’s 2013 debt and equity offerings.

The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company’s independent registered public accounting firm during fiscal years 2012 and 2013 were approved in advance.

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PROPOSAL 3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR approval of this resolution.

We encourage you to review the complete description of the Company’s executive compensation programs provided in the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the “Executive Officer Compensation Disclosure Tables” sections.

As discussed in “Executive Compensation - Compensation Discussion and Analysis” below, the compensation programs for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in “Executive Compensation - Executive Officer Compensation Disclosure Tables”) are designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary at or near the median (50th percentile) of the competitive marketplace;

•	Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•	If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

As required by Section 14A of the Exchange Act, our shareholders will have the opportunity at the Annual Meeting to endorse or not endorse the compensation of our NEOs through a non-binding vote (commonly known as a “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Securities and Exchange Commission rules, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Even though the result of the say-on-pay vote is non-binding, the Board of Directors and Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides our shareholders an in-depth description and analysis of the Company’s executive compensation program and the compensation earned by the Company’s most senior executives (referred to as “named executive officers” or “NEOs” in this section) under the program. The Compensation Committee of the Board of Directors administers the program with the assistance of an independent compensation consultant directly retained by the Compensation Committee.

Named Executive Officers Introduction

Our named executive officers are:

Thomas E. Skains — Chairman of the Board, President and Chief Executive Officer.

Karl W. Newlin — Senior Vice President and Chief Financial Officer.

Franklin H. Yoho — Senior Vice President and Chief Commercial Operations Officer.

Kevin M. O’Hara — Senior Vice President and Chief Administrative Officer.

Victor M. Gaglio — Senior Vice President and Chief Utility Operations Officer.

A biography for each named executive officer can be found on page 32.

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Executive Summary

Our Executive Compensation Program and Business Strategies

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives and the business strategies and financial and operating success of the Company. As part of Piedmont’s strategic planning process, the Board of Directors has identified seven strategic directives that, when attained, will drive Piedmont’s long-term financial and operating success:

•	Expand our core natural gas and complementary energy-related businesses to enhance shareholder value;

•	Preserve financial strength and flexibility;

•	Promote the benefits of natural gas;

•	Be the energy and service provider of choice;

•	Achieve excellence in customer service every time;

•	Execute sustainable business practices; and

•	Enhance our healthy, high-performance culture.

The financial performance metrics under our short- and long-term incentive compensation plans—annual earnings per share (EPS) performance, EPS growth, return on equity (ROE), and total shareholder return (TSR)—measure our progress in achieving the first two strategic directives. Our progress on the remaining five strategic directives is measured by the performance on non-financial metrics under our annual Mission, Values, Performance (MVP) Plan. These non-financial metrics are employee safety, customer loyalty, community involvement and employee wellness which are described on page 43.

Our progress on these strategic directives is also measured by achievement by each NEO of specific business objectives included in his annual individual performance plan that determines merit increases in base salary. Metrics that measure an NEO’s success in demonstrating leadership competencies and the Company’s core values, which provide the foundation for successful execution of our strategic objectives, are also included in each NEO’s annual individual performance plan.

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

Strategic Directives	Incentive Compensation Components
Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	TSR, ROE* and EPS growth are the metrics used to measure performance under the Long Term Incentive Plan (LTIP).
Preserve Financial Strength and Flexibility	Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure on the Short Term Incentive Plan (STIP).

TSR, ROE and EPS growth are the metrics used to measure LTIP performance.
Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture	Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.
All Strategic Directives	Achievement of NEO-specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

*	Beginning with LTIP awards granted in December 2012
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2013 Executive Compensation Highlights

In 2013, the Compensation Committee made three changes to the LTIP design that already included TSR and EPS growth as performance metrics. The first change added ROE as a performance measure. Where TSR provides a relative performance measure and EPS growth provides an absolute performance measure, ROE is a performance measure that focuses on operational efficiency and quality return on investment. The Compensation Committee believes that this change strengthens the connection between LTIP performance measures and the Company’s long-term strategic plan. Second, the Compensation Committee established a payout opportunity range from 50% – 150% for the ROE measure and changed the payout opportunity range from 80% – 120% to 50% – 150% for the TSR and EPS growth measures. This change increases payout opportunity at stretch performance, but also decreases payout opportunity when performance is below target. Third, the Compensation Committee changed the EPS compound annual growth rate threshold opportunity from 3.2% to 3.0% and the stretch opportunity from 4.8% to 5% to better align these measures with our long-term strategic plan. The Compensation Committee believes that these changes enhance the Company’s pay for performance compensation program and align with best practices of long-term incentive plan design within the Company’s Peer Group.

Changes to the LTIP design are effective with the awards granted in December 2012. A more detailed description of the LTIP starts on page 44.

2013 Performance Highlights

The Compensation Committee believes the strong connection between our compensation practices and the financial and operating success of the Company helped produce another year of solid performance and achievement for the Company as demonstrated by the following fiscal year 2013 highlights:

•	We generated operating income of $156.4 million, net income of $134.4 million and basic earnings per share of $1.80, an increase of 15.3%, 12.2% and 7.7%, respectively, from fiscal year 2012.

•	We generated a TSR (stock price appreciation and dividends) of 29.4% for the three-year period ended October 31, 2013.

•	Our Board of Directors approved a 3.3% increase in the annualized dividend, the 35th consecutive year of annual dividend increases for our Company.

We also demonstrated success in other areas of the Company:

•	We increased residential and commercial customer additions by 7.5% over last year

•	We completed the Sutton power generation pipeline delivery project as part of a record $631 million utility capital expansion program

•	We achieved stretch performance on our MVP safety objective

•	We achieved stretch performance on our MVP health and wellness objective, and

•	We increased investments in our SouthStar Energy and Pine Needle LNG joint ventures and made a new joint venture investment in Constitution Pipeline Company, LLC, which is an interstate natural gas transmission pipeline project in the northeast United States.

Executive Compensation Objectives and Principles

The Company’s executive compensation program is designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary at or near the median (50th percentile) of the competitive marketplace;

•	Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•	If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

The compensation earned by the Company’s NEOs is intended to reflect each executive’s experience and expertise, functional responsibilities and individual performance as well as the overall performance of the Company. Consistent with the Company’s high-performance culture, the executives’ at-risk, performance-based compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer term, strategic action by the executives.

While base salary is designed to be on par with the median (50th percentile) of the Company’s Market Benchmark (as defined on page 41), the Company’s compensation programs encourage superior short- and long-term results by offering performance-based incentives which, if earned at the maximum (or stretch) performance targets, are intended to place total direct compensation at the 75th percentile of the Market Benchmark. A secondary objective of the executive compensation program, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the NEOs to further align their interests with those of the Company’s shareholders and mitigate compensation risk.

2013 Target and Actual Total Direct Compensation

As you review this section, you will see that our NEOs receive a market level base salary that is not at-risk or performance-based and have the opportunity to earn additional compensation that is based on the Company’s performance and the market value of the Company’s Common Stock. Mr. Skains’ base salary represents 30% of his target total direct compensation. The remaining 70% of his target total direct compensation is either at risk because it is based on the Company’s performance measured against incentive plan targets set by the Compensation Committee or it varies based on the Company’s performance as it affects the market price of the Common Stock and the amount of dividends paid. Approximately 60% of the target total direct compensation of the other NEOs is at-risk, performance-based compensation.

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Based on their performance under the incentive plans, and as described in more detail below, for the 2013 fiscal year the Company’s NEOs earned (i) MVP plan awards near stretch levels (144%), (ii) STIP awards near stretch levels (144%), and (iii) no LTIP awards because the threshold EPS growth and TSR performance levels under the 2013 LTIP were not achieved for the three-fiscal-year period ended October 31, 2013.

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2013 for Mr. Skains and the NEOs other than Mr. Skains, in each case expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP.

2013 CEO Realized Compensation

The table below summarizes the total direct compensation Mr. Skains realized in fiscal year 2013. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table in the “Executive Officer Compensation Disclosure Tables” section, which are based on calculation and reporting rules of the SEC. The SEC rules require the disclosure of some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in a future year or years. The realized compensation table is intended to show the value Mr. Skains actually realized from equity awards as well as his other current realized compensation. The realized compensation table is not intended as a substitute for the Summary Compensation Table. Instead, the Committee uses the realized compensation table for Mr. Skains as an additional but important information resource on the actual results of its compensation awards and decisions.

		Equity Awards
Base Salary	MVP/STIP	LTIP	Restricted Stock	Other	Total
$842,519	$805,620	$0	$0	$42,339	$1,690,478

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables” below. The base salary amount is lower than Mr. Skains’ current annual base salary rate of $846,557 shown on page 43 because Mr. Skains’ base salary increase became effective as of the first pay period in January 2013, after the beginning of the Company’s 2013 fiscal year on November 1, 2012. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement.

2013 Annual Meeting Executive Compensation Advisory Vote

At the 2013 annual meeting, the Company’s executive compensation program was approved on an advisory basis by 76% of the votes cast on the “say-on-pay” proposal—a decrease from the 2012 annual meeting at which approximately 82% of the votes cast were in favor of the Company’s executive compensation program. While the vote indicates significant support for our executive compensation program, the Company continues to reach out to its largest shareholders in order to better understand and respond to the governance and compensation issues that are most important to them. During and after the 2013 proxy season, we initiated discussions with our institutional investors representing nearly 30% of our outstanding shares. While not all of those investors responded to our outreach, the conversations we had were productive and meaningful. We intend to continue this investor outreach on a regular basis.

The Company received valuable input about the Company’s overall compensation philosophy from these discussions with our investors, including insight into compensation features that were viewed unfavorably by some. This input and insight was shared with the Compensation Committee, which will take such feedback into account in evaluating the Company’s executive compensation program. The Compensation Committee is firmly committed to pay for performance – providing its executives with compensation opportunities that are tied to Company performance, shareholder value creation and competitive market practices.

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The table below summarizes the main topics the Company discussed with its shareholders as well as the Company’s response.

Discussion Topic	Shareholder Input	Company Response
Targeted Compensation	A perception that the Company’s target total compensation is the 75th percentile of the Market Benchmark.	The Company’s target total compensation is the 50th percentile of the Market Benchmark not the 75th percentile. When exceptional or stretch performance results are achieved the Company pays total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace. The description of the Company’s executive pay positioning in this Proxy Statement has been changed to further clarify that our target total compensation is NOT at the 75th percentile.
Peer Group	The Company uses some larger peer utilities that are not exclusively natural gas distribution companies.	Piedmont includes some natural gas utilities with transmission pipeline businesses because we also have significant transmission pipeline investments. With over 2,900 miles of transmission pipelines, Piedmont ranks in the 75th percentile of transmission pipeline miles operated by our Peer Group.
Retention Awards	Retention awards are large relative to total compensation and do not have performance requirements.

Piedmont does not routinely grant retention awards, although it has been a general practice of the Company’s Peer Group to grant non-performance based retention awards. The December 2010 retention award was granted to support the retention of key management during a period of challenging economic and market conditions when multiple executive leaders retired from the Company and the CEO became retirement eligible. The December 2011 CEO retention award was granted to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s Board-approved strategic plan.

No retention awards were granted in 2013. The Committee will take shareholder feedback into account regarding performance requirements when considering the structure and grant of future retention awards.

We encourage you to review the complete description of the Company’s executive compensation program prior to casting your vote on this year’s say-on-pay advisory vote proposal.

Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of executive compensation and to approve the fees of such consultants. The Compensation Committee engaged Hay Group, Inc. (Hay Group) as its independent compensation consultant for fiscal year 2013. In fiscal year 2013, Hay Group assisted the Compensation Committee on the following matters:

•	Analysis of the competitive position of the Company’s executive compensation program;

•	Review of the pay recommendations made by the CEO for the Company’s officers;

•	Administration of the Company’s STIP and MVP Plans;

•	Administration of the Company’s LTIP, including setting performance unit award levels under the 2015 LTIP for the three-year performance period that began on November 1, 2012;

•	Redesign of the LTIP beginning with the three-year performance period that began on November 1, 2012;

•	Review of the Peer Group used for competitive benchmarking;

•	Review of market and Peer Group proxy data for comparable positions;

•	Recommendation on setting compensation for the named executive officers; and

•	Compliance with the disclosure rules for executive compensation.

Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. The Compensation Committee also reviews Hay Group’s independence annually, in accordance with the consultant independence factors in the New York Stock Exchange listing requirements. In fiscal year 2013, Hay Group also provided general compensation consulting services to the Company related to non-executive reward consulting, compensation survey data and job evaluation services. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently representing the Compensation Committee.

Market Benchmarking

The Compensation Committee uses data from two sources as reference points to ensure that the Company’s executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a benchmark peer group of publicly traded companies engaged in the natural gas distribution business (the “Peer Group”) and compensation survey data from a broad cross-section of industrial companies in the United States.

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The Compensation Committee reviews and selects the Peer Group companies on an annual basis. In making its selection, the Compensation Committee includes companies which meet a majority of the following criteria:

•	The company is domiciled in the United States.

•	The company is publicly traded in the U.S. energy industry with primary focus on natural gas distribution and transmission businesses.

•	The company has a multi-state customer service territory.

•	The company has annual revenues between $1 and $10 billion.

•	The company has comparable market capitalization to Piedmont.

Over the past several years, Piedmont has made significant additional investment in transmission pipeline infrastructure. In light of the Company’s significant transmission business, with the Company now owning and operating over 2,900 miles of transmission pipelines, the Peer Group includes some natural gas utilities with significant transmission businesses. When possible, the Compensation Committee has included peer companies that meet all of the above-stated criteria. However, to ensure that the Company’s peer group is large enough for proper benchmarking, it has included some companies that meet a majority but not all of criteria, and are appropriately comparable to the Company.

2013 PEER GROUP COMPANIES(1)

Company	Ticker Symbol	Natural Gas Distribution & Transmission Businesses (% of Income)	Distribution Pipeline Miles[a]	Transmission Pipeline Miles[a]	Multi-State Customer Service Territory	Revenue (in Million $)[b]	Market Capitalization (in Million $)[b]
AGL Resources, Inc.[c]	GAS	79%	36,268	1,151		4,506	5,685
Atmos Energy Corporation[d]	ATO	95%	67,337	1,099		3,887	4,013
CenterPoint Energy, Inc.[e]	CNP	62%	71,876	8,426		8,060	10,544
Laclede Group, Inc.[f]	LG	87%	8,498	231		1,039	1,539
New Jersey Resources Corporation[g]	NJR	72%	6,929	226		3,033	1,905
NiSource, Inc.[h]	NI	76%	56,993	15,177		5,471	9,875
Northwest Natural Gas Company[i]	NWN	100%	13,307	634		740	1,172
ONEOK, Inc.[j]	OKE	100%	38,837	9,152		14,123	11,650
Questar Corporation[k]	STR	53%	17,070	3,467		1,165	4,143
South Jersey Industries, Inc.[l]	SJI	93%	6,145	123		705	1,905
Southwest Gas Corporation[m]	SWX	88%	30,229	710		1,901	2,514
Vectren Corporation[n]	VVC	38%	5,269	227		2,455	2,874
WGL Holdings, Inc.[o]	WGL	65%	13,221	189		2,466	2,329
Summary Statistics
75th Percentile		93%	38,837	3,467		4,506	5,685
Median		79%	17,070	710		2,466	2,874
Average		77%	28,614	3,139		3,812	4,627
25th Percentile		65%	8,498	227		1,165	1,905
Piedmont Natural Gas Co., Inc.[p]	PNY	93%	22,023	2,900		1,259	2,444
Percent Rank		76%	53%	73%		26%	39%
[a]	Distribution & transmission mileage derive from PHMSA F7100.1-1 and F7100.2-1 annual reports for calendar year 2012 for all companies with the exception of Questar (2012 Form 10-K). Piedmont’s transmission miles are as of June 30, 2013.
[b]	Source — Standard & Poor’s Research Insight. Revenue shown is 12-month trailing revenue for the fiscal quarter ended September 2013. Market capitalization was determined as of October 31, 2013.
Segments included in the natural gas distribution & transmission income percentage:
[c]	distribution, midstream & storage
[d]	distribution, transmission & storage
[e]	distribution, interstate pipeline, field services
[f]	regulated gas distribution
[g]	distribution, energy holdings
[h]	distribution, transmission & storage
[i]	gas utility, storage
[j]	ONEOK (gathering, transportation, storage, electric distribution), gas distribution
[k]	Questar gas & Questar pipeline
[l]	gas utility
[m]	natural gas operations
[n]	gas utility
[o]	regulated utility
[p]	Piedmont includes its utility segment as well as its regulated non-utility ventures in natural gas distribution & transmission income.
(1)	In light of the announcement by ONEOK, Inc. to separate its natural gas distribution business into a stand-alone publicly-traded company, ONEOK, Inc. was removed from the Peer Group effective November 1, 2013. Upon completion of the spin off transaction, the Compensation Committee will consider inclusion of the new natural gas distribution company, ONE Gas Inc., in the Peer Group.
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Our CEO’s tenure is another factor the Compensation Committee uses when considering and comparing compensation data within the Peer Group. Among the Peer Group companies, the average and median CEO tenures are significantly less when compared to Mr. Skains’ tenure of more than ten years.

One-Year CEO Compensation and Tenure

* As reported in Summary Compensation Table of the most recent proxy statement filing.

The Compensation Committee also uses as a reference point information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group’s Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. The Compensation Committee uses the report data to ensure that the Company’s executive compensation programs are competitive with industrial companies that are not in the natural gas distribution business. The report data is summarized for the Compensation Committee and the identities of the companies included in the report are not known or considered by the Compensation Committee. The U.S. industrial market data from the report, together with the Peer Group data, is referred to as the “Market Benchmark.”

Compensation Setting Process

The Compensation Committee evaluates and sets compensation for the NEOs annually, based on the Market Benchmark as well as input from the Company’s CEO on the performance of the NEOs, excluding himself. Under the executive compensation principles approved by the Board, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or “at-risk” compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. When exceptional performance results are achieved by meeting aggressively set “stretch” targets, total direct compensation levels (base salary plus short- and long-term incentive compensation) are delivered at or near the 75th percentile of the competitive marketplace. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

The Company’s CEO develops pay recommendations for the NEOs, excluding himself, based on:

•	The Market Benchmark;

•	Each executive’s individual performance, experience and expertise, and functional responsibilities; and

•	Overall Company performance, both financial and non-financial.

The CEO is assisted in the development of the pay recommendations by the Company’s Total Rewards department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark and alignment with the Company’s executive compensation philosophy. The Compensation Committee then sets the base salary and incentive opportunities for the NEOs (other than the CEO) based on its review of the pay recommendations. The Compensation Committee sets the base salary and incentive opportunities for the CEO based on a performance evaluation of the CEO and a similar informational analysis of the Market Benchmark with the advice and assistance of the Hay Group.

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Elements of Compensation

Component	Purpose	How Determined	Performance Based?
Base Salary	Base compensation for services rendered	Median (50th percentile) of competitive market	No(1)
Mission, Values, Performance (MVP) Plan	Reward achievement of financial, employee safety, employee wellness, customer loyalty and community involvement goals	Actual performance versus threshold, target and stretch goals established by the Compensation Committee	Yes
Short Term Incentive Plan (STIP)	Reward achievement of annual EPS target	Actual EPS versus threshold, target and stretch goals established by the Compensation Committee	Yes
Long Term Incentive Plan (LTIP)	Reward growth in EPS, level of ROE and level of TSR relative to Peer Group	Actual increase in earnings per share, actual ROE versus weighted average allowed ROE and actual TSR versus Peer Group at threshold, target and stretch levels established by the Compensation Committee	Yes
Periodic Retention Awards	Support executive retention	Analysis of competitive market	No(2)
Retirement Benefits	Provide a base level of retirement income and encourage additional savings for retirement	Analysis of competitive market	No
Perquisites	Support position responsibilities and provide a more tangible benefit than an equivalent amount of cash compensation	Analysis of competitive market	No
(1)	While base salary is not performance-based, merit pay increases are based on achievement of business objectives supporting the strategic directives and demonstration of core values and leadership competencies.

(2)	Although not performance based, retention awards are at risk because their value varies based on the Company’s performance as it affects the market price of the Company’s Common Stock and the dividends to be paid.

Base Salary

The Company’s compensation philosophy requires that the base salary levels for the NEOs reflect each executive’s individual performance, experience and expertise, and functional responsibilities. To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the base salary information from the U.S. industrial market, as described above, and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group. The base salary information is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the competitive Market Benchmark. The Compensation Committee then reviews the NEO’s current base salary against this market information, based on the executive’s functional responsibilities.

NEO base salary increases also reflect the performance, experience and expertise of the individual executive. The Compensation Committee’s evaluation of individual performance is primarily based on each executive’s demonstration of the Company’s core values and leadership competencies and the attainment of annual business objectives for which the executive has responsibility.

•	Core values and leadership competencies. The Company’s core values (integrity, respect, excellence, stewardship and health) and leadership competencies (such as decision making, strategic thinking and communication) are subjective measures of how each executive performs his work in accordance with the Company’s core values and corporate culture.

•	Annual business objectives. Annual business objectives are related to the Company’s strategic directives. The performance objectives for fiscal year 2012 were specific corporate initiatives in the executive’s areas of responsibility and were used by the Compensation Committee to assess merit increases for the NEOs for fiscal year 2013. Some of the key business objectives were:

–	Develop a long-term strategic plan to advance the Strategic Directives;

–	Identify and evaluate specific opportunities in desired shale regions for diversity of supply and investment potential;

–	Manage and execute Wayne and Sutton Project by meeting expected milestones and costs;

–	Execute reorganization plan to create a Field Customer Service organization; and

–	Establish program and performance measures to achieve our sustainability goals

Individual performance in the core values and leadership competencies components (weighted at 45%), and business objectives components (weighted at 55%) determined the NEO’s score on his or her annual performance plan. The target base salary merit increase percentage (3.0% for 2013 compensation) was adjusted to reflect the NEO’s score relative to the average of all Company officers. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive’s experience and expertise as well as the operating performance and financial condition of the Company.

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In December 2012, the Committee approved the following base salary increases for the NEOs. Mr. Newlin and Mr. Gaglio each received larger base salary increases to bring their base salaries within the range of the median of the competitive marketplace.

Executive	2013 Base Salary	2012 Base Salary	% Increase
Mr. Skains	$846,557	$820,307	3.20%
Mr. Newlin	$408,070	$385,000	5.99%
Mr. Yoho	$427,534	$413,043	3.51%
Mr. O’Hara	$366,951	$354,516	3.51%
Mr. Gaglio	$333,962	$310,000	7.73%

Annual Incentives—Mission, Values, Performance (MVP) Plan

The Company’s MVP plan is an annual Company-wide plan covering all regular employees. For fiscal year 2013, the NEOs had a target MVP plan cash incentive opportunity equal to 6% of fiscal year eligible earnings.

The MVP plan is designed to establish financial, employee safety, employee wellness, customer loyalty and community involvement goals and reward achievement of those goals. The MVP plan for fiscal year 2013 included a Company basic EPS (as used in this Proxy Statement, EPS refers to basic, or undiluted, EPS) performance measure (weighted 30%) and several non-financial performance measures (weighted 70% in the aggregate). These non-financial performance measures are identified by management and the Compensation Committee as important to the Company’s business mission and values. For fiscal year 2013, these measures were customer loyalty, employee safety, community involvement and employee health and wellness. The MVP plan has threshold, target and stretch performance levels for each performance measure. These levels are intended to reward improvement over prior year actual performance.

The customer loyalty measure comprised 25% of the MVP plan and gauged overall customer loyalty, based on customer responses to survey questions administered by an independent consulting firm for the Company. The customer loyalty score was determined by using a weighted average scoring method. The employee safety measure comprised 25% of the MVP plan and measured the number of employees who completed a minimum number of safety activities as part of the Company’s leading indicator behavioral-based safety program. The community involvement measure comprised 10% of the MVP plan and gauged the Company’s reputation (5%) and community involvement (5%), based on customer responses to survey questions administered by an independent consulting firm for the Company. The community involvement score was determined by using a weighted average scoring method. The employee health and wellness measure comprised 10% of the MVP plan and measured employee participation in health screenings, health risk assessments and additional wellness activities.

The MVP plan awards are contingent on the achievement of a predetermined Company basic EPS target for the fiscal year to ensure the awards are funded with profit levels consistent with the Company’s earnings objectives for shareholders. If EPS performance is less than 95% of target ($1.63), there would be no cash distribution of the MVP plan awards. If EPS performance is at 95% of target ($1.63), payout would be at 50% of the target incentive opportunity. If EPS is at 100% of target ($1.72), payout would be 100% of the target incentive opportunity. If EPS is at 105% ($1.81) or greater than target, payout would be 150% of the target incentive opportunity. Payouts for EPS performance levels between 95% and 105% of target are determined by linear interpolation. As long as the overall MVP plan score is equal to or greater than target, the MVP plan payout is based solely on EPS performance. If the overall MVP plan score is less than a target score of 2, the payouts are reduced proportionately.

The threshold, target and stretch levels for the EPS and non-financial measures in the Company MVP plan were approved by the Compensation Committee of the Board of Directors at the beginning of fiscal year 2013. Actual results for each measure were determined at fiscal year-end and were compared to the threshold, target, or stretch levels. Results falling between pre-determined threshold, target, or stretch levels were calculated by linear interpolation. Each score was weighted and a final overall weighted MVP plan score was calculated. Management presented fiscal year-end MVP plan results to the Compensation Committee. The Compensation Committee approved the award based on actual results on the objective measures and exercised no discretion.

The following table shows the threshold, target and stretch levels for each measure in the MVP plan and the actual fiscal year 2013 results for each measure:

Goals	Threshold (Score=1)	Target (Score=2)	Stretch (Score=3)	Weight	Actual Performance	Year-End Score	Weighted Score
EPS	$1.63	$1.72	$1.81	30%	$1.80	2.9	0.87
Employee Safety	82% of employees receive at least 1200 points for safety activities	87% of employees receive at least 1200 points for safety activities	92% of employees receive at least 1200 points for safety activities	25%	99%	3.0	0.75
Customer Loyalty	Customer loyalty score of 8.27	Customer loyalty score of 8.37	Customer loyalty score of 8.47	25%	8.39	2.2	0.55
Community Involvement	Reputation score of 8.88	Reputation score of 8.98	Reputation score of 9.08	5%	8.95	1.7	0.09
	Community Involvement score of 5.86	Community Involvement score of 6.06	Community Involvement score of 6.26	5%	5.99	1.7	0.09
Employee Wellness	88% participation in health screenings and health risk assessment	90% participation in health screenings and health risk assessment and 65% participation in one additional wellness activity	92% participation in health screenings and health risk assessment and 50% participation in two additional wellness activities	10%	93%/61%	3.0	0.30
FISCAL YEAR 2013 MVP PLAN WEIGHTED SCORE: 2.65
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The Company’s EPS of $1.80 at 144% of target (near the $1.81 stretch level) and the MVP plan weighted score of 2.65 resulted in an overall MVP plan payout at 144% of the target level (near the MVP plan stretch payout level of 150%).

The 2013 MVP plan target, maximum and actual payouts for the NEOs are shown in the following table.

Executive	Target Opportunity as Percentage of Fiscal Year Eligible Earnings	Target 2013 MVP Plan Award	Maximum 2013 MVP Plan Award	Actual 2013 MVP Plan Award(1)
Mr. Skains	6%	$54,461	$81,692	$78,331
Mr. Newlin	6%	$26,074	$39,111	$37,502
Mr. Yoho	6%	$27,489	$41,234	$39,537
Mr. O’Hara	6%	$23,592	$35,388	$33,933
Mr. Gaglio	6%	$20,852	$31,278	$29,992
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Annual Incentives—Short Term Incentive Plan (STIP)

The Company’s STIP rewards short-term (annual) financial performance. The Compensation Committee reviews and approves STIP cash incentive opportunities for the NEOs each year, taking into account each executive’s responsibilities, competitive pay practices and overall Company financial performance. STIP cash incentive compensation opportunities are expressed as a percentage of base salary earned for the fiscal year. The target percentages, combined with the 6% MVP plan target opportunity, align with median market practices for annual incentive compensation opportunities based on the Market Benchmark.

STIP awards are made based on the achievement of a predetermined Company basic EPS target for the fiscal year, $1.72 for fiscal year 2013. This target was approved by the Compensation Committee and the Board of Directors and is consistent with the Company’s earnings objectives for shareholders, and results in a direct correlation between pay and performance. If EPS performance is less than 95% of target ($1.63), there would be no cash distribution. If EPS performance is at 95% of target ($1.63), there would be a 50% distribution. If EPS is at 100% of target ($1.72), there would be a 100% distribution. If EPS is at 105% ($1.81) or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

For fiscal year 2013, EPS performance was $1.80. This performance resulted in incentive payouts equal to 144% of the target level, near the STIP stretch payout level of 150%. The 2013 STIP target, maximum and actual payouts for the NEOs are shown in the following table.

Executive	Target Opportunity as Percentage of Fiscal Year Base Salary	Target 2013 STIP Award	Maximum 2013 STIP Award	Actual 2013 STIP Award(1)
Mr. Skains	60%	$505,647	$758,471	$727,289
Mr. Newlin	50%	$202,360	$303,540	$291,075
Mr. Yoho	50%	$212,715	$319,073	$305,969
Mr. O’Hara	40%	$146,058	$219,087	$210,068
Mr. Gaglio	40%	$132,193	$198,290	$190,127
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Long Term Incentives (LTIP)

To support the Company’s pursuit of long-term shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes LTIP awards to the NEOs and other key management employees. Combined with the STIP and MVP plan incentive opportunities, the Company’s LTIP emphasizes “pay at risk” for the Company’s NEOs in a manner consistent with the Company’s high-performance culture.

The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative TSR performance (stock price appreciation plus dividend payments) against the Company’s Peer Group. Under the LTIP, the Compensation Committee awards equity units to the NEOs under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark for each executive’s position to ensure that grant sizes are competitive. Each equity unit awarded is equivalent in value to one share of Common Stock. No dividends or dividend equivalents are paid or accrued on these units during the performance period.

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2013 LTIP AWARDS (EARNED IN FISCAL YEAR 2013)

The following table summarizes the actual results against the performance measures under the LTIP for the three-year performance period that ended on October 31, 2013.

	EPS Growth				Relative Total Shareholder Return (TSR)
	Performance Levels				Performance Levels
	Threshold	Target	Stretch	Actual Performance	Threshold	Target	Stretch	Actual Performance
CAGR*	3.2%	4.0%	4.8%	-2.8%	25th	50th to 74th	90th	24th
Amount	$2.15	$2.20	$2.26	$1.80	percentile	percentile	percentile	percentile
*	“CAGR” means compound annual growth rate.

Based on the EPS performance and relative TSR ranking shown above for the three-year performance period ended October 31, 2013, there was no payout under the 2013 LTIP award. The basis for the EPS growth calculation was the basic EPS of $1.96 for fiscal year 2010, which included the gain on the sale of one-half of the Company’s 30 percent ownership interest in SouthStar Energy Services to AGL Resources on January 1, 2010. The target TSR opportunity began with a stock price of $29.49 on October 31, 2010. The Company’s three-year compound annual EPS growth was -2.8%, compared to a 3.2% threshold performance level, and the Company was in the 24th percentile for TSR relative to the Peer Group. The LTIP Award target, maximum and actual awards to the NEOs for the performance period ended October 31, 2013 are shown in the following table.

Executive	Target LTIP Award	Maximum LTIP Award	Actual LTIP Award
Mr. Skains	40,660 shares	48,792 shares	0 shares
Mr. Newlin	10,424 shares	12,509 shares	0 shares
Mr. Yoho	12,330 shares	14,796 shares	0 shares
Mr. O’Hara	10,543 shares	12,652 shares	0 shares
Mr. Gaglio	5,550 shares	6,660 shares	0 shares

2015 LTIP AWARD TARGETS (GRANTED IN FISCAL YEAR 2013)

Target opportunities for LTIP awards granted in fiscal 2013 for the NEOs are summarized in the following table.

Executive	Target Opportunity as Percentage of Base Salary	Target Opportunity Number of Shares(1)
Mr. Skains	100%	36,679
Mr. Newlin	60%	10,608
Mr. Yoho	60%	11,114
Mr. O’Hara	60%	9,539
Mr. Gaglio	60%	8,682
(1)	The target opportunity number of shares was based on a stock price of $31.87 on October 31, 2012.

The LTIP awards granted in fiscal year 2013 will be paid out based on the levels of absolute financial performance and relative Peer Group performance achieved by the Company during the three year LTIP performance period that began on November 1, 2012 and will end on October 31, 2015. These LTIP awards are referred to as the “2015 LTIP.” Three measures are used to determine performance, all of which are predicated on creating long-term value for the Company’s shareholders:

1.	A stated compound annual increase in Company basic EPS determines 37.5% of the LTIP award payout;

2.	The Company’s percentile ranking for TSR (including both stock price appreciation and dividend payment) performance in comparison to the Peer Group companies determines 37.5% of the LTIP award payout; and

3.	The Company’s actual ROE in comparison to the blended allowed ROE granted by the Company’s state regulatory authorities determines 25% of the LTIP award payout. The ROE performance measure was added to the LTIP plan design commencing with the performance period that began on November 1, 2012 for the 2015 LTIP.

The LTIP measures recognize three very important factors for investors—the Company’s long-term EPS growth, its TSR performance against other companies in the natural gas distribution business and its ability to earn its allowed ROE. In choosing these measures and determining the target levels for each measure, the Committee concluded the following:

•	EPS Growth: Based on Piedmont’s business mix and risk profile, our investors should expect a 4% annual earnings growth rate over time. This target aligns with the Company’s long-term strategic plan.

•	Relative TSR: TSR (stock price appreciation and dividend payment) is a key factor that investors consider when making an investment decision. The Company should seek to provide a TSR that is equal to or better than its peers.

•	ROE: State regulatory authorities determine an allowed ROE when approving rates for the Company’s utility operations. Due to “regulatory lag,” there is immediate downward pressure on equity returns as the Company adds to its rate base through capital investments (because return on significant levels of rate base investment is generally not recovered until future regulatory proceedings). Therefore, the Company
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should seek to generate actual equity returns through its utility and non-utility businesses that ensure optimal returns for its shareholders. The target level for this metric is the weighted average allowed utility ROE, which is the average ROE allowed by the Company’s state regulatory commissions in a given year over the Company’s utility service territories, weighted by the net plant in service in each of the same service territories. Actual ROE will be the Company’s Net Income divided by average Stockholder’s Equity for each fiscal year during the performance period, as reported in the Company’s Forms 10-K and 10-Q filed with the SEC, and as such includes results for total Company operations, including utility and non-utility businesses.

The following tables summarize the three performance components of LTIP awards granted in fiscal year 2013.

EPS GROWTH

Three-Year Compound Annual EPS Increase/EPS(1)		Payout Percentage for EPS Growth Component of LTIP Award(2)
Stretch	5.0%/$1.93	150%
Target	4.0%/$1.88	100%
Threshold	3.0%/$1.82	50%
Less than Threshold		No payout
(1)	Basic EPS for fiscal year 2012 at $1.67 is the basis for the calculation of compound annual EPS increase target.

(2)	LTIP payouts for EPS performance between the performance levels shown above are determined by linear interpolation.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR)

Company Performance Ranking in Comparison to Peer Group Performance		Payout Percentage for TSR Component of LTIP Award(1)
Stretch	90th percentile or higher	150%
	75th to 89th percentile	125%
Target	50th to 74th percentile	100%
	40th to 49th percentile	75%
Threshold	25th to 39th percentile	50%
Less than Threshold	Below 25th percentile	No payout
(1)	LTIP payouts for TSR performance between the performance levels shown above are determined by linear interpolation.

RETURN ON EQUITY (ROE)

Actual ROE as a Percentage of Weighted Average Allowed Utility ROE		Payout Percentage for ROE Component of LTIP Award(1)
Stretch	120% or greater of weighted average allowed ROE	150%
Target	100% of weighted average allowed ROE	100%
Threshold	95% of weighted average allowed ROE	50%
Less than Threshold	Less than 95% of weighted average allowed ROE	No payout
(1)	LTIP payouts for ROE performance between the performance levels shown above are determined by linear interpolation.

All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company’s executive compensation philosophy. The Company does not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

Retention Awards

Retention awards are strategic components of the Company’s compensation program. The Compensation Committee will only award restricted stock and retention units to (i) support the Company’s executive retention strategy, (ii) further align the executives’ interests with those of the Company’s shareholders by rewarding long-term shareholder value creation and (iii) diversify the mix of compensation under the Company’s executive compensation program comparable to the Company’s Peer Group. The Compensation Committee has not adopted a regular schedule or policy for making retention awards. In 2013, there were two outstanding retention awards. The first retention award was granted to all participants in the LTIP (including Mr. Skains) on December 15, 2010. This award was granted to support the retention of key management during a period of challenging economic and market conditions when multiple executives were leaving for retirement. The second was granted to Mr. Skains on December 15, 2011 with the intent to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s board-approved strategic plan.

The December 2010 and December 2011 retention awards align executives’ interests with those of the Company shareholders by rewarding long-term shareholder value creation. The December 2010 award used a three-year cliff vesting schedule and the December 2011 award used a back-end loaded five-year vesting schedule, both of which are consistent with the long-term retention purpose of the grants. The terms of the retention awards are described in footnote 1 to the Outstanding Equity Awards Table in “Executive Officer Compensation Disclosure Table.”

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Summary of Compensation Components—Mix of Total Direct Compensation

The following charts show the mix of the target total direct compensation opportunities and the mix of compensation elements actually earned and realized in fiscal year 2013 by Mr. Skains and the NEOs other than Mr. Skains. The actual compensation realized from the incentive compensation opportunities is determined by Company performance over a one year period (in the case of the MVP plan and STIP) or a three year performance period (in the case of LTIP).

Mr. SKAINS
FISCAL YEAR 2013
TARGET vs. ACTUAL COMPENSATION MIX

OTHER NEOs
FISCAL YEAR 2013
AVERAGE TARGET vs. ACTUAL COMPENSATION MIX

Retirement Benefits

The Company provides all regular employees the opportunity to participate in a 401(k) Plan. In order to encourage employees to save for their retirement, the 401(k) Plan contains an automatic enrollment feature. The Company matches employee contributions at 100%, up to 5% of the employee’s pay. The NEOs participate in the 401(k) Plan on the same terms as other eligible employees, up to the Internal Revenue Code limitations.

The Company maintains a defined benefit plan (the Retirement Plan) for employees hired before January 1, 2008. Employees accrue benefits under the Retirement Plan for up to 35 years of service. The benefit accrual rate for pre-2008 service is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, the benefit accrual rate is the same for each year of service up to 35. The Company also maintains a defined contribution plan for employees hired on or after January 1, 2008, since these employees are not eligible to participate in the Retirement Plan. Because Messrs. Newlin and Gaglio were hired after 2008, they participate in the defined contribution plan. The Company makes a contribution to that plan on their behalf equal to 4% of their total annual compensation (base salary and annual cash incentive compensation) plus another 4% (for a total of 8%) of the portion of their total annual compensation that exceeds the Social Security wage base.

The Company also maintains a Defined Contribution Restoration Plan (the “DC Restoration Plan”) and a Voluntary Deferral Plan. All officers of the Company (including the Company’s NEOs) are eligible to participate in the DC Restoration Plan. The DC Restoration Plan provides supplemental retirement benefits to covered officers, including NEOs, whose benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans. The plan’s objective is to bring the targeted retirement income for the covered officers to the same percentage as non-affected employees would receive under the qualified retirement plans. The Company credits each participant’s DC Restoration Plan account with an amount equal to 13% of the participant’s total annual compensation that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s qualified retirement plans. The limitation was $255,000 for 2013. It is adjusted periodically by the Internal Revenue Service. A participant’s DC Restoration Plan account is deemed to be invested in accordance with the participant’s election in investment options that are similar to most of the options available under the Company’s 401(k) Plan. A participating NEO’s DC Restoration Plan account becomes vested after the participant completes five years of service. The vested amount credited to a participant’s DC Restoration Plan account will be distributed to the participant upon separation from service.

The Voluntary Deferral Plan allows the NEOs and other key employees to save additional amounts for retirement or other long-term financial goals by electing to defer a portion of their base salary and annual cash incentive compensation. No Company contributions are made to the Voluntary Deferral Plan. All amounts deferred by a participant under the Voluntary Deferral Plan will be credited to an account maintained in the participant’s name. A participant’s Voluntary Deferral Plan account is deemed to be invested in accordance with the participant’s election in investment options that are similar to most of the options available under the Company’s 401(k) Plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. A participant’s Voluntary Deferral Plan account will be distributed to the participant upon separation from service or, if earlier, a date specified by the participant at the time the participant makes his deferral election. None of the NEOs contributed to the Voluntary Deferral Plan during fiscal year 2013.

The Company also maintains individual term life insurance policies for the NEOs ($1,950,000 for Mr. Skains, $200,000 for Mr. Newlin, $1,450,000 for Messrs. Yoho and O’Hara and $200,000 for Mr. Gaglio). The coverage amounts are higher for NEOs who participated in the former Supplemental Executive Benefit Plan to preserve the life insurance coverage benefit they had under that plan prior to its termination in 2008.

Other Compensation

As part of a comprehensive executive pay program, the Company provided the NEOs the following perquisites in fiscal year 2013:

•	Reimbursement of tax preparation expenses (annual capped allowance);

•	Home security (Mr. Skains only);

•	Limited spousal travel associated with Company functions; and

•	Sporting, cultural and other entertainment events, including participation of family members.
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Management and the Compensation Committee believe that the perquisites described above support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee’s review of total compensation for the NEOs. However, because these perquisites represent a relatively small portion of the NEOs’ total compensation, they do not materially influence the Compensation Committee’s decisions regarding total compensation.

Executive Stock Ownership Guidelines

At the recommendation of the Compensation Committee, the Company’s Board has established stock ownership guidelines for all employees who participate in the LTIP, including the NEOs. The Committee strongly advocates stock ownership as a means to better align management interests with those of shareholders. The targeted ownership level for Mr. Skains is Common Stock having a market value equal to five times his base salary. The targeted ownership level for each of the other NEOs is Common Stock with a market value equal to three times his base salary. Each NEO has a period of five years to achieve the applicable targeted ownership level of Common Stock, but they are deemed to be in compliance with the guidelines if they retain all Common Stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards will be used to purchase Common Stock if an executive does not meet the ownership guidelines because of his sale or disposition of Common Stock.

These stock ownership targets are consistent with the Market Benchmark. The Compensation Committee also reviews on a regular basis the amount of stock owned by each NEO to ensure they are in compliance with the guidelines. Each NEO is in compliance with the stock ownership guidelines.

Employment Agreements

Each NEO is party to an Amended and Restated Employment Agreement (the “Employment Agreement”) with the Company. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the NEOs on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts and experience in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under “Post-Employment Benefits.”

Retirement Policy

The Company requires its senior officers (CEO and his officer direct reports) to retire from employment with the Company by the annual shareholder meeting following the date the officer attains age 65. An officer who meets the mandatory retirement conditions specified in this Policy may continue in employment beyond the annual shareholder meeting following the date the officer attains age 65 if the Compensation Committee approves the continued employment. In such event, employment may continue until such time as the Compensation Committee withdraws its approval of the continued employment.

Severance and Change-in-Control Agreements

The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each NEO. The primary objective of the Severance Agreements is to protect the Company’s interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company’s use of a “double trigger” arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive’s involuntary or constructive termination in order for severance benefits to be paid. The severance benefits provided under the Severance Agreements are based on a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible “parachute payment” (in whole or part) under Section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the benefits below the level at which they become “excess” parachute payments would result in a greater after-tax benefit to the executive, these benefits will be reduced to the extent necessary to exclude such benefits from Section 4999 taxation. The Company believes that this “greater of” approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

The Severance Benefits (Termination Following a Change-in-Control) Table and accompanying narrative and footnotes in “Executive Officer Compensation Disclosure Tables” disclose the severance benefits payable under the Severance Agreements to each NEO, based on a hypothetical Company change-in-control and involuntary or constructive employment termination date of October 31, 2013.

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Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries, MVP plan awards and grants of deferred shares (restricted stock and retention units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Compensation Risk Assessment

During fiscal year 2013, the Compensation Committee reviewed and discussed an analysis by Company management of the relationship between the Company’s compensation practices and risk. After reviewing and discussing the analysis, the Compensation Committee concluded that the Company’s compensation practices do not encourage inappropriate risk taking and therefore are not reasonably likely to have a material adverse effect on the Company. The Committee’s conclusion was based, in part, on the following:

•	Award payouts are capped. Annual cash bonuses under the STIP and MVP plan are capped at 150% of each participant’s target award. STIP individual targets range from 3% to 60% of base salary and MVP plan individual target awards range from 2% to 6% of eligible earnings. LTIP awards are capped at 120% of each participant’s target award and individual target awards range from 20% to 100% of base salary. Beginning with the 2015 LTIP plan, awards are capped at 150% of each participant’s target award.

•	Annual performance targets are based on a Board-approved business plan that is the product of a well-defined Company planning process. The threshold, target and maximum performance levels for STIP and MVP plan awards are based on an overall Company business plan that has been reviewed and approved by the Board of Directors and are in line with the Company’s budget and announced market guidance.

•	The Board monitors performance against the Board-approved budget. The Company’s annual capital budget and budgeted earnings per share reflect the Board-approved business plan and are approved in advance by the Board of Directors. Performance compared to budget is reviewed regularly with the Board. The Company has numerous internal controls to monitor actual performance compared to budget.

•	Balance between base salary and performance-based compensation. The caps on performance-based incentive compensation insure an appropriate balance between base salary and performance-based incentive compensation.

•	Balance between short-term and long-term performance. The balance between short-term (STIP and MVP plan) targets and long-term (LTIP) targets supports a balanced focus on both short-term and long-term performance. One of the LTIP performance metrics is the Company’s compound annual EPS growth rate. The three year EPS growth rate under the LTIP provides a balance to the annual EPS performance metric under the STIP and MVP plan.

•	Overlapping performance period design discourages short-term focus. LTIP awards have three-year overlapping performance periods. This overlapping period design results in performance in a given year impacting three performance award opportunities, discouraging favoring annual performance at the expense of long-term results.

•	Effective internal controls over financial reporting. The Company’s controls include written policies and guidelines, internal audits, regular reviews by management and by the Audit Committee, and careful selection and training of accounting personnel. The internal controls minimize the risk that incentive awards will be based on EPS performance that is inaccurate.

•	Significant Board oversight of award measures and payouts. The Compensation Committee reviews and approves the measures for all awards for which executive officers are eligible, reviews actual Company performance at the end of each performance period and approves all STIP, MVP plan and LTIP awards prior to payment of any awards. The new ROE performance metric approved by the Compensation Committee beginning with the 2015 LTIP is based on the weighted average of allowed ROEs approved by the state regulatory commissions having jurisdiction over the Company’s utility operations.

•	Linear payout curve under incentive plans. The payout curve under the incentive plans, from threshold to maximum, is a straight line (linear) progression, which mitigates against inappropriate risk-taking to achieve exponentially greater awards.

•	Stock ownership policy mitigates against short-term view. The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by executives who are members of the Company’s Leadership Council, all of whom participate in the Company’s long-term and short-term incentive plans. Requiring executives to retain their shares supports a focus on long-term performance.

•	Award programs focused on specific areas of the Company’s operations are limited and immaterial. Employees in a few specific areas of the Company’s operations are eligible for limited performance bonuses as an incentive for successful performance. The dollar amount of these awards is immaterial to the Company.

•	Compensation plans are methodically designed and administered. The Compensation Committee has adopted stated policies and practices for compensation plan design. The compensation plans are documented, communicated and administered on a consistent basis.

Conclusion

The Compensation Committee has reviewed all components of the compensation earned by the NEOs under the Company’s executive compensation program, including base salary, short- and long-term incentive compensation, retirement benefits and the dollar value of all perquisites and other personal benefits. The Compensation Committee concluded that the compensation components and the compensation in the aggregate are reasonable and appropriate and operated as intended in 2013 by continuing to support a strong link between pay and performance and the long-term interests of the Company’s shareholders.

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Executive Officer Compensation Disclosure Tables

The following tables disclose information related to the compensation of the Company’s NEOs. The first table, the Summary Compensation Table, provides a summary of the total compensation for the 2013 fiscal year of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2013. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table and the pension, deferred compensation and severance benefits of the NEOs. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

Summary Compensation Table

The following table summarizes the compensation of the NEOs. The table shows the base salary, the actual STIP and MVP plan awards and all other compensation awarded to the NEOs for each fiscal year. The table also shows the grant date value, assuming target level performance, of the LTIP awards granted to the NEOs at the beginning of each fiscal year. The grant date values may or may not be realized by the NEOs depending on Company performance, the future market value of the Common Stock and the continued employment of the executive. The table includes the change each year in the present value of the Retirement Plan benefit of each NEO who is eligible to participate in that plan.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Thomas E. Skains	2013	$842,519	$0	$1,161,257	$0	$805,620	$4,879	$217,307	$3,031,582
Chairman, President	2012	$816,399	$0	$3,482,097	$0	$677,526	$176,290	$186,121	$5,338,433
and Chief Executive Officer	2011	$760,876	$0	$2,173,266	$0	$577,419	$91,271	$179,000	$3,781,832
Karl W. Newlin	2013	$404,521	$0	$335,849	$0	$328,577	$0	$85,068	$1,154,015
Senior Vice President and Chief Financial Officer	2012	$379,496	$0	$366,749	$0	$267,395	$0	$61,437	$1,075,077
Franklin H. Yoho	2013	$425,305	$0	$351,869	$0	$345,506	$947	$77,266	$1,200,893
Senior Vice President	2012	$411,304	$0	$393,466	$0	$289,957	$109,901	$73,164	$1,277,792
and Chief Commercial Operations Officer	2011	$399,441	$0	$657,037	$0	$247,608	$57,494	$66,200	$1,427,780
Kevin M. O’Hara	2013	$365,038	$0	$302,005	$0	$244,001	$0	$64,696	$975,740
Senior Vice President and	2012	$352,827	$0	$337,709	$0	$204,571	$240,738	$64,016	$1,199,861
Chief Administrative Officer	2011	$342,074	$0	$562,699	$0	$173,926	$118,651	$56,624	$1,253,974
Victor M. Gaglio	2013	$330,276	$50,000	$274,872	$0	$220,119	$0	$52,537	$927,804
Senior Vice President and Chief Utility Operations Officer
(1)	Any bonuses included in the “Bonus” column represent sign-on bonuses.

(2)	The amounts reported in this column are the aggregate grant date fair values (excluding the effect of estimated forfeitures), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, of equity-based awards under the Company’s LTIP. The amounts in this column for 2013 are the grant date values of the 2015 LTIP performance awards granted on December 12, 2012. The grant date values of the 2015 LTIP performance awards are based on the target level of performance and the closing market price of the Company’s Common Stock on the grant date ($31.66). If the highest level of performance is achieved, the amounts that will be received with respect to the 2015 LTIP awards (based on the closing market price of the Company’s Common Stock on the grant date) are as follows: Mr. Skains, $1,741,886; Mr. Newlin, $503,774; Mr. Yoho, $527,804; Mr. O’Hara, $453,007; and Mr. Gaglio, $412,308. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive. See Note 10 of the Company’s audited financial statements for the fiscal year ended October 31, 2013 (included in the Company’s annual report on Form 10-K filed with the SEC on December 23, 2013) for a discussion of the assumptions used in the calculation of these amounts.

(3)	The Company does not currently grant stock options.

(4)	The amounts set forth in this column were earned during fiscal 2013 and paid in early fiscal 2014 under the Company’s annual STIP and MVP Plans.

(5)	These amounts represent the increase in the actuarial present value of the officer’s accumulated benefit under the Company’s Retirement Plan.

(6)	The following table shows, by category and amount, all compensation included in the “All Other Compensation” column for the fiscal year ending October 31, 2013. Perquisites are comprised of tax preparation services, home security (Mr. Skains only), limited spousal travel associated with company functions, and sporting, cultural and other entertainment events, including the participation of family members.

ALL OTHER COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Compensation Item	Mr. Skains	Mr. Newlin	Mr. Yoho	Mr. O’Hara	Mr. Gaglio
Company matching contribution to 401(k) Plan	$12,750	$12,692	$12,680	$12,750	$12,762
Company contribution to the Money Purchase Pension Plan	$0	$15,596	$0	$0	$15,596
Company contribution to Defined Contribution Restoration Plan	$162,218	$52,311	$58,890	$40,181	$20,943
Insurance premium for Executive Life	$7,499	$298	$4,371	$4,676	$624
Perquisites (not exceeding $25,000 per perquisite)	$34,840	$4,171	$1,325	$7,089	$2,812
Totals	$217,307	$85,068	$77,266	$64,696	$52,737

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Grants of Plan-Based Awards

The columns in the following table under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum (stretch) incentive awards the NEOs could have earned under the Company’s annual STIP and MVP plans for fiscal year 2013, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2013 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The columns in the table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” show the threshold, target and maximum performance units granted under the Company’s ICP for the three-year performance period that began on November 1, 2012 and will end on October 31, 2015 (2015 LTIP).

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR ENDED OCTOBER 31, 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Options Awards(2)
Thomas E. Skains	12/12/12	$280,054	$560,108	$840,162	18,340	36,679	55,019	0	n/a	n/a	$1,161,257
Karl W. Newlin	12/12/12	$114,217	$228,434	$342,651	5,304	10,608	15,912	0	n/a	n/a	$335,849
Franklin H. Yoho	12/12/12	$120,102	$240,204	$360,306	5,557	11,114	16,671	0	n/a	n/a	$351,869
Kevin M. O’Hara	12/12/12	$84,825	$169,650	$254,475	4,770	9,539	14,309	0	n/a	n/a	$302,005
Victor M. Gaglio	12/12/12	$76,523	$153,045	$229,568	4,341	8,682	13,023	0	n/a	n/a	$274,872
(1)	The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)	This column represents the value of the LTIP performance units (2015 LTIP) at target level of performance as awarded on December 12, 2012, based on the closing price of the Company’s Common Stock on the New York Stock Exchange on that date of $31.66. The actual number of LTIP performance units earned will be determined after the end of the three-year performance period ending on October 31, 2015. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive.
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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about unearned LTIP performance unit awards and unvested retention units held by the NEOs on October 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED OCTOBER 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Thomas E. Skains	n/a	n/a	n/a	n/a	n/a	102,774	$3,508,704	36,679	$1,252,221
								38,657	$1,319,750
								32,528	$1,110,506
Karl W. Newlin	n/a	n/a	n/a	n/a	n/a	6,329	$216,072	10,608	$362,157
								10,886	$371,648
								8,339	$284,693
Franklin H. Yoho	n/a	n/a	n/a	n/a	n/a	9,950	$339,693	11,114	$379,432
								11,679	$398,721
								9,864	$336,757
Kevin M. O’Hara	n/a	n/a	n/a	n/a	n/a	8,538	$291,487	9,539	$325,661
								10,024	$342,219
								8,434	$287,937
Victor M. Gaglio	n/a	n/a	n/a	n/a	n/a	0	$0	8,682	$296,403
								8,035	$274,315
								4,440	$151,582

(1)	The amounts in this column for all of the named executive officers other than Mr. Skains represent time-vested retention units that were granted on December 15, 2010, multiplied by the closing price of the Company’s Common Stock ($34.14) on October 31, 2013. The number of units in each executive’s grant was equal to 25% of the sum of the target performance units awarded to the executive for the LTIP performance periods ended October 31, 2011, 2012, and 2013. The retention units will become fully vested on December 15, 2013, subject to the participant’s continued employment with the Company through that date, or if earlier, upon the participant’s termination of employment with the Company due to the participant’s death or disability. The units will be paid to the participants in the form of shares of the Company’s Common Stock for each vested stock unit less units withheld for taxes. No dividends or dividend equivalent payments will be paid or accrued on these units during the vesting period.

The amount reported in this column for Mr. Skains represents the sum of (i) 33,035 time-vested retention units that were granted on December 15, 2010, the terms of which are described in the immediately preceding paragraph, (ii) 64,700 time-vested retention units granted on December 15, 2011, and (iii) 5,039 accrued dividend equivalent units, multiplied by the closing price of the Company’s Common Stock ($34.14) on October 31, 2013. These retention units vest on the following schedule: 20% in December 2014, 30% in December 2015 and 50% in December 2016, provided he is employed by the Company on each vesting date (or if earlier, upon his death or disability). During the vesting period, dividend equivalent units will accrue on the retention units and vest according to the aforementioned vesting schedule. The units are payable in the form of one share of Common Stock for each vested retention unit remaining after payment of withholding taxes.

The amounts in this column may or may not be realized by the named executive officers depending on the future market value of the Company’s Common Stock and the continued employment of the executive.

(2)	The amounts in this column equal the indicated threshold or target number of performance shares awarded under the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company’s Common Stock ($34.14) on October 31, 2013: target number of shares - 2015 LTIP (November 1, 2012 to October 31, 2015), target number of shares - 2014 LTIP (November 1, 2011 to October 31, 2014), and threshold number of shares - 2013 LTIP (November 1, 2010 to October 31, 2013). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. No performance units were earned under the 2013 LTIP because the threshold EPS growth and TSR performance levels were not achieved for the three fiscal year period ended October 31, 2013.

The ICP sets forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant’s designated beneficiary will receive the target number of performance shares. In the event a participant in the LTIP becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period. In the event a participant in the LTIP retires prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2-1/2 months after the change-in-control. If a participant’s employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award. The tables, footnotes and narrative set forth in the section entitled “Post-Employment Benefits” describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.
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Option Exercises and Stock Vested

The following table provides information about the number and value of LTIP performance units earned in fiscal year 2013.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED OCTOBER 31, 2013

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Thomas E. Skains	n/a	n/a	0	$0
Karl W. Newlin	n/a	n/a	0	$0
Franklin H. Yoho	n/a	n/a	0	$0
Kevin M. O’Hara	n/a	n/a	0	$0
Victor M. Gaglio	n/a	n/a	0	$0

(1)	The Company does not currently grant stock options.

(2)	No performance units were earned under the 2013 LTIP because the threshold EPS growth and TSR performance levels were not achieved for the three fiscal year period ended October 31, 2013.

Pension Benefits

The following table provides the actuarial present value of the benefit earned by each NEO under the Company’s Retirement Plan (other than Messrs. Newlin and Gaglio who are not eligible to participate in the Retirement Plan). Messrs. Newlin and Gaglio participate in the Company’s Money Purchase Pension Plan. The Company’s contribution to the Money Purchase Pension Plan for the benefit of Messrs. Newlin and Gaglio is shown in footnote 6 to the Summary Compensation Table.

PENSION BENEFITS FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	18.5	$710,684	n/a
Karl W. Newlin(2)		n/a	n/a	n/a
Franklin H. Yoho	Retirement Plan	11.5	$354,773	n/a
Kevin M. O’Hara	Retirement Plan	25.5	$880,522	n/a
Victor M. Gaglio(2)		n/a	n/a	n/a

(1)	The Company’s Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant’s covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company.

The Retirement Plan benefit amounts represent the actuarial present value of each executive’s accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive’s age, length of service and average annual compensation. Note 9 to the Company’s audited financial statements for the fiscal year ended October 31, 2013 (included in the annual report on Form 10-K filed with the SEC on December 23, 2013) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

(2)	Messrs. Newlin and Gaglio are not eligible to participate in the Retirement Plan because they commenced employment after December 31, 2007.

Nonqualified Deferred Compensation

The following table provides information about contributions and earnings credited to the accounts of the NEOs under the Company’s Defined Contribution Restoration Plan during fiscal year 2013. None of the executive officers contributed to the Company’s Voluntary Deferral Plan during fiscal year 2013.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Name	Executive Contribution in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(2)
Thomas E. Skains	$0	$162,218	$142,267	$0	$807,920
Karl W. Newlin	$0	$52,311	$12,232	$0	$101,802
Franklin H. Yoho	$0	$58,890	$35,510	$0	$294,884
Kevin M. O’Hara	$0	$40,181	$29,819	$0	$202,264
Victor M. Gaglio	$0	$20,943	$4,574	$0	$25,517

(1)	The amounts presented in this column represent Company credits to the executive officers’ accounts under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. These amounts are shown in footnote 6 to the Summary Compensation Table. The Company’s credits equal 13% of each participant’s total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s tax-qualified Retirement Plans. The limitation was $255,000 for 2013. It is adjusted periodically by the Internal Revenue Service.

(2)	A participant’s account becomes vested after the participant completes five years of service with the Company. The named executive officers are fully vested in their accounts other than Mr. Newlin who has completed two years of service with the Company and Mr. Gaglio who has completed one year of service with the Company. The vested amount credited to a participant’s account will be distributed to the participant upon separation from service.
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Post-Employment Benefits

The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer’s Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2013.

For each named executive officer included in the tables, any severance benefits, other than in the event of a change-in-control, are governed by the officer’s Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains). No extension may allow an Employment Agreement to extend beyond the date of the annual shareholder meeting following the date the officer attains age 65, or such later retirement date as may be approved pursuant to the Company’s Senior Officer Mandatory Retirement Policy as in effect from time to time. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without the prior written consent of the Company.

Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days’ notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2013 for each of the termination events.

SEVERANCE BENEFITS (TERMINATION NOT DUE TO A CHANGE-IN-CONTROL) FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Termination Events and Related Benefits(1)	Mr. Skains	Mr. Newlin	Mr. Yoho	Mr. O’Hara	Mr. Gaglio
Disability
Base salary for 3 months	$211,639	$102,018	$106,884	$91,738	$83,491
MVP for fiscal year ended 10/31/13	$78,331	$37,502	$39,537	$33,933	$29,992
TOTAL	$289,970	$139,520	$146,421	$125,671	$113,483
Involuntary without Cause
Base salary for 12 months	$846,557	$408,070	$427,534	$366,951	$333,962
MVP for fiscal year ended 10/31/13	$78,331	$37,502	$39,537	$33,933	$29,992
Target STIP for fiscal year ending 10/31/14	$507,934	$204,035	$213,767	$146,780	$133,585
Vesting of LTIP performance shares for performance period ending 10/31/14 (assuming target performance)	$1,319,750	$371,648	$398,721	$342,219	$274,315
Welfare benefits for 12 months	$14,948	$14,094	$12,490	$13,998	$13,921
TOTAL	$2,767,520	$1,035,349	$1,092,049	$903,882	$785,775
ANY OTHER TERMINATION	$0	$0	$0	$0	$0

(1)	All amounts assume an October 31, 2013 termination event and are based on the Company’s closing stock price of $34.14 on that date.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death, the participant will receive the target award. In the event a participant in the STIP becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant’s employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year prorated for any period of disability that extends beyond six months. If a participant in the MVP plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant’s employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the “Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended October 31, 2012” table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer’s Severance Agreement and the ICP. Each named executive officer’s Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer’s full salary and benefits at the rate in effect at the commencement of that period until the officer’s employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive’s duties for a period of six consecutive months. If the officer’s employment is terminated for any reason following a change-in-control, the Company will pay the officer’s full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer’s normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

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In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer’s then-current annual base salary and target bonus (STIP and MVP plan target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer’s employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer’s employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

•	any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

•	the following individuals cease for any reason to constitute a majority of the Company’s directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

•	the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company that are outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity that are outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

•	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company’s assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Please refer to the form of Severance Agreement attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the SEC and available on the Company’s website, for more details.

Pursuant to the ICP, the target number of outstanding LTIP awards and the full amount of the retention unit awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2013.

PAYMENTS UPON A TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL FOR FISCAL YEAR ENDED OCTOBER 31, 2013

Executive	Cash Severance(1)	Stock Awards(2)	Welfare Benefits(3)	Totals(4)
Thomas E. Skains	$4,219,995	$7,468,808	$44,844	$11,733,647
Karl W. Newlin	$1,909,512	$1,305,753	$42,282	$3,257,547
Franklin H. Yoho	$2,003,214	$1,538,792	$37,470	$3,579,476
Kevin M. O’Hara	$1,609,803	$1,319,306	$41,994	$2,971,103
Victor M. Gaglio	$1,461,021	$760,195	$41,763	$2,262,979

(1)	Amounts represent three times the officer’s annual base salary and target bonus opportunity (STIP and MVP combined).

(2)	Amounts represent the vesting of target performance share opportunities for 2013 LTIP, 2014 LTIP and 2015 LTIP awards, based upon the Company’s closing stock price of $34.14 on October 31, 2013, and the vesting of retention units that were granted to all of the named executive officers, except Mr. Gaglio, on December 15, 2010 and to Mr. Skains on December 15, 2011. The retention units granted to Mr. Skains on December 15, 2011 accrue dividend equivalent units during the vesting period, and the amount disclosed for Mr. Skains includes the October 31, 2013 value of those dividend equivalent units.

(3)	Amounts represent three years of life, disability, accident and health insurance benefits.

(4)	Total payments represent amounts received by the officer before the officer’s payment of applicable excise and income taxes.
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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2013.

Submitted by the Compensation Committee.

Frank B. Holding, Jr., Chair

Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw
Phillip D. Wright*

December 11, 2013

*   Mr. Wright was appointed to the Compensation Committee effective November 1, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Common Stock that may be issued under the Company’s compensation plans, as of October 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	871,831	(2)	$0	1,309,812	(3)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

(1)	The 2013 LTIP, 2014 LTIP and 2015 LTIP, the retention units awarded in December 2010 (2013 Retention Award) and Mr. Skains’ December 2011 retention award were issued under the Incentive Compensation Plan. The 2013 LTIP failed to vest on October 31, 2013 (the completion of the three-year performance period) because threshold performance levels were not achieved. The 2014 LTIP and 2015 LTIP vest upon completion of three-year performance periods ending October 31, 2014 and October 31, 2015, respectively. If performance measures are met, as determined and approved by the Compensation Committee, payout of each award will occur at the end of the respective performance period. The 2014 LTIP and 2015 LTIP are payable in the form of Common Stock and up to 50% withheld for taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution. The stock units under the 2013 Retention Award vested on December 15, 2013 for those participants who were employed with the Company through that date, and were paid in the form of Common Stock (one share per unit) and up to 50% withheld for taxes, valued at the closing market price of Common Stock on the day before vesting. Mr. Skains’ retention units will vest on the following schedule, provided Mr. Skains remains employed through each of the vesting dates (or if earlier, upon Mr. Skains’ termination of employment with the Company due to his death or disability): 20% on December 15, 2014, 30% on December 15, 2015 and the remaining 50% on December 15, 2016. During the vesting period, dividend equivalent units will accrue on the retention units and vest according to the same vesting schedule. Upon each vesting date, the number of vested retention units remaining after payment of withholding taxes will be paid to Mr. Skains in the form of one share of Common Stock per retention unit.

(2)	Comprised of unearned shares under the 2013 LTIP, 2014 LTIP and 2015 LTIP that would be distributed if stretch goals were met, and the number of shares that would be awarded under the 2013 Retention Awards and Mr. Skains’ retention award if each award fully vested. No shares vested or were issued under the 2013 LTIP. The 2013 Retention Award vested on December 15, 2013 and was paid in December 2013 . This number is greater than the number of shares attributable to the 2013 LTIP, 2014 LTIP and 2015 LTIP, the 2013 Retention Awards and Mr. Skains’ retention award that are included in the calculation of diluted earnings per share in the 2013 Annual Report on Form 10-K.

(3)	Comprised of 1,099,946 shares available for issuance under the ICP (which includes shares withheld for payment of taxes) and 209,866 shares available for issuance under the Company’s Employee Stock Purchase Plan.
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PROPOSAL 4	APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO REDUCE SUPERMAJORITY VOTING THRESHOLDS

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors has unanimously approved, and recommends that the shareholders approve, amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds.

The Restated Articles of Incorporation currently requires the affirmative vote of more than a simple majority of votes cast for shareholders to approve the following actions:

•	Change the number of directors that constitute the Company’s Board of Directors (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

•	Remove a director or directors from office for cause (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

•	Amend, repeal or adopt any Bylaw of the Company or adopt any amendment to the Articles of Incorporation that are inconsistent with the Amended and Restated Bylaws of the Company (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

•	Call a special meeting of the shareholders (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

•	Amend Article 6 of the Restated Articles of Incorporation (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors). Among other things, Article 6 provides for:

– The supermajority thresholds described above;

– The classified structure of the Board of Directors; and

– The method for filling newly-created directorships resulting from an increase in the authorized number of directors;

•	Approve certain business combinations (requires affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of outstanding shares); or

•	Amend or repeal Article 7 or add any provision inconsistent with Article 7 that is proposed by or on behalf of an Interested Shareholder or Affiliate or Associate of an Interested Shareholder (all as defined in the Restated Articles of Incorporation) (requires affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of outstanding shares). Article 7 sets forth shareholder approval requirements for certain business combinations.

The proposed amendments would reduce the voting requirements under the Restated Articles of Incorporation for all actions requiring the affirmative vote of more than a simple majority of votes cast from 80% to 66-2/3% of the outstanding shares entitled to vote in the election of directors.

The supermajority requirements in the Restated Articles of Incorporation are designed to protect the Company’s shareholders, including minority shareholders, by assuring that fundamental changes in how the Company is governed are not made without the approval of a substantial majority of the Company’s shareholders. While the Board believes that this protection is important and is in the best interests of the Company, it is also committed to ensuring accountability by the Board to the Company’s shareholders. The Board believes that lowering the voting requirement from 80% to 66-2/3%, which is more reflective of market practice, will enhance accountability to shareholders while preserving the legitimate protections afforded by the supermajority provisions.

The Board adopted amendments to the Company’s Restated Articles of Incorporation as set forth in the attached Appendix A and recommends that shareholders approve these amendments by voting FOR this Proposal 4.

The affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors is required to adopt these amendments. If the amendments are adopted, the amendments to the Restated Articles of Incorporation will become effective upon filing the amended Restated Articles of Incorporation with the North Carolina Secretary of State, which the Company intends to do promptly after the results of the shareholder vote are certified.

Because Proposal 4 is related to Proposal 5, if one of these proposals receives shareholder approval but the other does not, the voting requirements will be different in the Restated Articles of Incorporation and the Amended and Restated Bylaws for the following actions, resulting in the higher voting requirement prevailing:

•	Remove a director or directors from office for cause;

•	Amend, repeal or adopt any Bylaw of the Company; and

•	Call a special meeting of the shareholders.

For example, if Proposal 4 receives shareholder approval but Proposal 5 does not, the voting requirement for the above actions will be 66-2/3% in the Restated Articles of Incorporation and 80% in the Amended and Restated Bylaws. As a result, regardless of the lowered voting requirement in the Restated Articles of Incorporation, such actions could not be taken without the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement 57

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PROPOSAL 5	APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED BYLAWS TO REDUCE SUPERMAJORITY VOTING THRESHOLDS

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors has unanimously approved, and recommends that the shareholders approve, amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds.

The Amended and Restated Bylaws currently require the affirmative vote of more than a simple majority of votes cast for shareholders to approve the following actions (each of which require the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors):

•	Remove a director or directors from office for cause;

•	Amend, repeal or adopt any Bylaw of the Company; or

•	Call a special meeting of the shareholders.

The proposed amendments would reduce the voting requirements under the Amended and Restated Bylaws for all actions requiring the affirmative vote of more than a simple majority of votes cast from 80% to 66-2/3% of the outstanding shares entitled to vote in the election of directors.

As is the case in the supermajority requirements in the Company’s Restated Articles of Incorporation described above in Proposal 4, the supermajority requirements of the Amended and Restated Bylaws are designed to protect the Company’s shareholders, including minority shareholders, by assuring that fundamental changes in how the Company is governed are not made without the approval of a substantial majority of the Company’s shareholders. While the Board believes that this protection is important and is in the best interests of the Company, it is also committed to ensuring accountability by the Board to the Company’s shareholders. The Board believes that lowering the voting requirement from 80% to 66-2/3%, which is more reflective of market practice, will enhance accountability to shareholders while preserving the legitimate protections afforded by the supermajority provisions.

The Board adopted amendments to the Company’s Amended and Restated Bylaws as set forth in the attached Appendix B and recommends that shareholders approve these amendments by voting FOR this Proposal 5.

The affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors is required to adopt these amendments. If the amendments are adopted, the amended Amended and Restated Bylaws will be adopted and become effective as of the date of the 2014 Annual Meeting.

Because Proposal 5 is related to Proposal 4, if one of these proposals receives shareholder approval but the other does not, the voting requirements will be different in the Restated Articles of Incorporation and the Amended and Restated Bylaws for the following actions:

•	Remove a director or directors from office for cause;

•	Amend, repeal or adopt any Bylaw of the Company; and

•	Call a special meeting of the shareholders.

For example, if Proposal 5 receives shareholder approval but Proposal 4 does not, the voting requirement for the above actions will be 66-2/3% in the Amended and Restated Bylaws and 80% in the Restated Articles of Incorporation. As a result, regardless of the lowered voting requirement in the Amended and Restated Bylaws, such actions could not be taken without the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement 58

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PROPOSAL 6	APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION ELIMINATING THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors has unanimously approved, and recommends that the shareholders approve, amendments to the Company’s Restated Articles of Incorporation to eliminate classification of the Board and provide for the annual election of all directors.

The Board of Directors is currently divided into three classes as nearly equal in size as possible, with members of each class serving staggered three-year terms. At any given annual meeting, shareholders have the ability to elect only one class of directors, constituting one-third of the entire Board. The Directors and Corporate Governance Committee and the Board of Directors have periodically reassessed the merits of the classified board structure. Classification is intended to preserve the continuity and experience of Board members and to ensure that, at any given time, a majority of the directors serving on the Board are familiar with the Company and its business and strategic goals. Classification is also intended to provide the Company a level of protection against unfair treatment in takeover situations by eliminating the threat of abrupt removal and making it more difficult to take control of the Board, which enhances the Board’s leverage to negotiate the terms of a proposed takeover or restructuring in a way that maximizes value for all of the Company’s shareholders. However, the Board is committed to ensuring maximum accountability by the Board to the Company’s shareholders, and annual elections of directors would provide shareholders with a means of evaluating each director each year. Additionally, a declassified board of directors is a best practice among our peer group and U.S. public companies in general. As a result, the Board believes that it would be in the best interests of the Company and its shareholders to eliminate classification of the Board and provide for the annual election of all directors. To accomplish this, the Board adopted amendments to the Company’s Restated Articles of Incorporation as set forth in the attached Appendix C, and recommends that shareholders approve these amendments by voting FOR this Proposal 6.

If this Proposal 6 is approved, current directors, including those elected to a three-year term at this 2014 Annual Meeting, will continue to serve the remainder of their respective elected terms. Beginning with the 2015 Annual Meeting, directors with expiring terms will be elected for one-year terms, the result being that by the 2017 Annual Meeting all terms will have expired and all directors will be elected annually. Any vacancies occurring prior to the 2017 Annual Meeting may be filled by the Board of Directors for the remainder of the applicable term.

The affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors is required to adopt this amendment. If the amendment is adopted, it will become effective upon filing the amended Restated Articles of Incorporation with the North Carolina Secretary of State, which the Company intends to do promptly after the results of the shareholder vote are certified.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement 59

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OTHER BUSINESS

The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

The Company’s 2013 Summary Annual Report is available electronically on the Company’s website at www.piedmontng.com in the “For Investors — Financial Information & Reports” section. There you will find instructions for obtaining a paper copy of the 2013 Summary Annual Report.

We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond

Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance
and Community Affairs Officer

January 17, 2014

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement 60

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APPENDIX A

Proposed Amendments to Restated Articles of Incorporation of Piedmont Natural Gas Company, Inc.

ARTICLE 6: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, voting as a class pursuant to provisions as may be determined by the Board of Directors) which shall constitute the entire Board of Directors of the Corporation shall be the number from time to time fixed by or in accordance with the By-Laws of the Corporation (which number shall not be less than nine), and such number of directors so fixed may be changed only by the affirmative vote of (i) at least sixty-six and two-thirds per cent (66⅔%) ~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of the directors or (ii) a majority of the entire Board of Directors.

The directors of the Corporation shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified that all classes of directors remain or become as nearly equal in number as may be.

Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, newly-created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less than a quorum, such newly-created directorships and any then existing vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least sixty-six and two-thirds per cent (66⅔%) ~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors.

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least sixty-six and two-thirds per cent (66⅔%) ~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors shall be required for the shareholders of the Corporation to amend, repeal or adopt any By-Law of the Corporation or to adopt any amendment to these Articles of Incorporation inconsistent with the By-Laws of the Corporation.

Notwithstanding any other provisions of law, these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least sixty-six and two-thirds per cent (66⅔%) ~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors shall be required to amend, alter, change or repeal this Article 6 or to adopt any provision inconsistent with this Article 6.

A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least sixty-six and two-thirds per cent (66⅔%) ~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement A-1

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APPENDIX B

Proposed Amendments to Amended and Restated Bylaws of Piedmont Natural Gas Company, Inc.

Section 1.2 Special Meetings. A special meeting of shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least 66⅔~~80~~% of the outstanding shares of stock entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

Section 2.8 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least 66⅔~~80~~% of the outstanding shares entitled to vote in the election of directors.

Section 7.4 Amendments of Bylaws. The Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted by (i) the affirmative vote of at least 66⅔~~80~~% of the outstanding shares entitled to vote in the election of directors or by (ii) a majority of the entire Board of Directors at any meeting at which a quorum is present; provided that the Board of Directors shall not have power to adopt any Bylaws, or expand the authorization conferred by any Bylaws, which by statute only the shareholders have power to so adopt or expand. Any Bylaws adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon as herein provided; and any Bylaws adopted by the shareholders may be amended or repealed by the Board of Directors except as limited by statute as above provided and except when the shareholders have expressly provided otherwise with respect to any particular Bylaws. Further provided, in each case, that notice of the proposed amendment shall have been contained in the notice of the meeting.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement B-1

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APPENDIX C

Proposed Amendments to Restated Articles of Incorporation
of Piedmont Natural Gas Company, Inc.

ARTICLE 6: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, voting as a class pursuant to provisions as may be determined by the Board of Directors) which shall constitute the entire Board of Directors of the Corporation shall be the number from time to time fixed by or in accordance with the By-Laws of the Corporation (which number shall not be less than nine), and such number of directors so fixed may be changed only by the affirmative vote of (i) at least eighty per cent (80%) of the outstanding shares entitled to vote in the election of the directors or (ii) a majority of the entire Board of Directors.

~~The directors of the Corporation shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified that all classes of directors remain or become as nearly equal in number as may be.~~ Beginning with the 2015 Annual Meeting of Shareholders, and at each Annual Meeting of Shareholders thereafter, the successors of the directors whose terms expire at such Annual Meeting of Shareholders shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders. Each director who is serving as a director immediately following the 2015 Annual Meeting of Shareholders, or is thereafter elected a director, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification from office.

Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, newly-created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less than a quorum, such newly-created directorships and any then existing vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least eighty per cent (80%) of the outstanding shares entitled to vote in the election of directors.

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent (80%) of the outstanding shares entitled to vote in the election of directors shall be required for the shareholders of the Corporation to amend, repeal or adopt any By-Law of the Corporation or to adopt any amendment to these Articles of Incorporation inconsistent with the By-Laws of the Corporation.

Notwithstanding any other provisions of law, these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent (80%) of the outstanding shares entitled to vote in the election of directors shall be required to amend, alter, change or repeal this Article 6 or to adopt any provision inconsistent with this Article 6.

A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least eighty per cent (80%) of the outstanding shares entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

PIEDMONT NATURAL GAS COMPANY, INC. - 2014 Proxy Statement C-1

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Designed and Published by Labrador-company.com

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SUSTAINABILITY AT PIEDMONT

A business approach that integrates economic, environmental and social stewardship into our business to create value for our communities and for our shareholders.

Our commitment to sustainability is based on the idea that responsible stewardship will drive tangible and positive sustainability results. We believe in being responsible stewards on behalf of the people, businesses and communities we serve. This means that we will:

•	always think safety first
•	pursue excellence in customer service and in our business operations
•	empower and engage our employees
•	reduce our impact on the environment
•	develop strong communities
•	be a valuable information source for all our stakeholders
•	create value for our shareholders

FINANCIAL INFORMATION AND REPORTS	PIEDMONT NATURAL GAS WEBSITE	2013 SUSTAINABILITY REPORT
piedmontng.com/financial	piedmontng.com	piedmontng.com/sustainabilityreport

PIEDMONT NATURAL GAS COMPANY, INC. 4720 PIEDMONT ROW DRIVE CHARLOTTE, NC 28210

VOTE BY INTERNET – www.proxyvote.com
Go to www.proxyvote.com and follow the on-screen instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by March 5, 2014 (March 3, 2014 for 401(k) Plan participants).

You may enter your voting instructions by Internet or by phone up until 11:59 P.M. Eastern Standard Time on March 5, 2014 (11:59 p.m. March 3, 2014, for 401(k) Plan participants).

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[number]     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIEDMONT NATURAL GAS COMPANY, INC.

The Board of Directors recommends a vote “FOR” nominees in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6.
1.	Election of Directors	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Nominees:	All	All	Except
01) Mr. Malcolm E. Everett III (Class I director)
02) Mr. Frank B. Holding, Jr. (Class I director)
03) Ms. Minor M. Shaw (Class I director)
04) Mr. Michael C. Tarwater (Class I director)

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	For	Against	Abstain

3.	Advisory vote to approve named executive officer compensation.	For	Against	Abstain

4.	Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds.	For	Against	Abstain

5.	Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds.	For	Against	Abstain

6.	Approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the board of directors.	For	Against	Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

HOUSEHOLDING ELECTION – Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household.	Yes	No	Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	DATE	Signature (Joint Owners)	DATE

Notice of Internet Availability of Proxy Materials: The Notice of 2014 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2013 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/720186.

[NUMBER]

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholder on March 6, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Vicki McElreath and Judy Z. Mayo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 6, 2014 at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as indicated on the reverse side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR proposals 2, 3, 4, 5 and 6.

Address Changes/Comments:

(If you noted Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side